Product supplement no. 141-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated June 2, 2008 Rule 424(b)(2)

JPMorgan Chase & Co.
Return Enhanced Notes Linked to a Weighted Basket Consisting of One or Both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy

General

  JPMorgan Chase & Co. may, from time to time, offer and sell return enhanced notes linked to a weighted Basket consisting of one or both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy. This product supplement no. 141-I describes terms that will apply generally to the return enhanced notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a Basket consisting of one or both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy, as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-46.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, the Basket Strategies or any of their underlying currencies.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
Key Terms

Basket:

Unless otherwise specified in the relevant terms supplement, the Basket will be composed of one or both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy (each a “Basket Strategy,” and together, the “Basket Strategies”).

Basket Strategy	Weight

JPMorgan IncomeFX2 Strategy	†
JPMorgan IncomeEM Strategy	†

† The relevant terms supplement will specify either (i) the weight of each Basket Strategy in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Strategy will be determined. For example, the relevant terms supplement may specify that each Basket Strategy has an equal weight in the Basket, in which case each Basket Strategy makes up 1/2 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the two Basket Strategies. Alternatively, the relevant terms supplement may specify that the Basket Strategy with the greater Strategy Return will make up 70% of the value of the Basket, and the Basket Strategy with the lesser Strategy Return will make up 30% of the value of the Basket.

The Basket may consist of only one Basket Strategy, in which case that Basket Strategy will be weighted as 100% of the Basket and the remaining Basket Strategy will be weighted as 0% of the Basket.
Basket Strategies:	The JPMorgan IncomeFX2 Strategy (“IncomeFX2”) and the JPMorgan IncomeEM Strategy (“IncomeEM”)
IncomeFX2 and IncomeEM were developed and are maintained by J.P. Morgan Securities Ltd. to replicate the results of a currency trading strategy generally known as “positive carry.” A “positive carry” strategy seeks to capitalize on the relationship between certain eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with relatively low interest rates. IncomeFX2 synthetically implements this trading strategy by tracking the performance of notional trading positions in the four (4) different currency pairs with the highest absolute carry-to-risk ratio, subject to a Diversification Rule, as described under “The JPMorgan IncomeFX2 Strategy — Diversification Rule.” IncomeEM synthetically implements this trading strategy by tracking the performance of notional trading positions in the five (5) different currency pairs with the highest absolute carry-to-risk ratio. The notional currency trading positions in each Basket Strategy are rebalanced monthly on each of their respective Rebalancing Dates.
The value of IncomeFX2 is published each business day under the Bloomberg ticker symbol “IFXJ2MUS”. The value of IncomeEM is published each business day under the Bloomberg ticker symbol “IFXJEMUS”. The description of the IncomeFX2 strategy and methodology included in this product supplement is based on rules formulated by J.P. Morgan Securities Ltd., or the “IncomeFX2 Strategy Rules.” The IncomeFX2 Strategy Rules are attached as Addendum A to this product supplement, and the IncomeFX2 Strategy Rules, and not this product supplement, will govern the calculation and constitution of the IncomeFX2 and other decisions and actions related to its maintenance. For more information about IncomeFX2, see “The JPMorgan IncomeFX2 Strategy” and Addendum A.
The description of the IncomeEM strategy and methodology included in this product supplement is based on rules formulated by J.P. Morgan Securities Ltd., or the “IncomeEM Strategy Rules.” The IncomeEM Strategy Rules are attached as Addendum B to this product supplement, and the IncomeEM Strategy Rules, and not this product supplement, will govern the calculation and constitution of the IncomeEM and other decisions and actions related to its maintenance. For more information about IncomeEM, see “The JPMorgan IncomeEM Strategy” and Addendum B.
Payment at Maturity for Notes linked to a single Basket Strategy (Notes with a Buffer):	Unless otherwise specified in the relevant terms supplement, for notes linked to a single Basket Strategy with a buffer, the amount you will receive at maturity is based on the Ending Strategy Value relative to the Initial Strategy Value (or Strike Value, if applicable) of such Basket Strategy and the buffer amount as described below.

If the Ending Strategy Value is greater than the Initial Strategy Value (or Strike Value, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Strategy Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Strategy Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal note will be calculated as follows:

$1,000 + ($1,000 x Strategy Return x upside leverage factor)
Your principal is protected against a decline in the Basket Strategy up to the buffer amount. If the Ending Strategy Value is equal to or declines from the Initial Strategy Value (or Strike Value, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
Your investment will be fully exposed to any decline in the Basket Strategy beyond the buffer amount. If the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable) by more than the buffer amount, for every 1% decline of the Basket Strategy beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (Strategy Return + buffer amount %) x downside leverage factor]
For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable) by more than the buffer amount.
Payment at Maturity for Notes linked to a single Basket Strategy (Notes without a Buffer):

Unless otherwise specified in the relevant terms supplement, for notes linked to a single Basket Strategy without a buffer, the amount you will receive at maturity is based on the Ending Strategy Value relative to the Initial Strategy Value (or Strike Value, if applicable) as described below.

If the Ending Strategy Value is greater than the Initial Strategy Value (or Strike Value, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Strategy Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Strategy Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal note will be calculated as follows:
$1,000 + ($1,000 x Strategy Return x upside leverage factor)
If the Ending Strategy Value is equal to the Initial Strategy Value (or Strike Value, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.
If the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket Strategy declines beyond the Initial Strategy Value (or Strike Value, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Strategy Return)
For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable).
Payment at Maturity for Notes linked to a Basket (Notes with a Buffer):

Unless otherwise specified in the relevant terms supplement, for notes linked to a Basket with a buffer, the amount you will receive at maturity is based on the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the buffer amount as described below.

If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal note will be calculated as follows:
$1,000 + ($1,000 x Basket Return x upside leverage factor)
Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level is equal to or declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]
For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.
Payment at Maturity for Notes Linked to a Basket (Notes without a Buffer):

Unless otherwise specified in the relevant terms supplement, for notes linked to a Basket without a buffer, the amount you will receive at maturity is based on the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) as described below.

If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Return x upside leverage factor)
If the Ending Basket Level is equal to the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.
If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Return)
For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable).
Other Terms:	In each case if applicable, the Maximum Total Return, the buffer amount, the upside leverage factor and the downside leverage factor will be specified in the relevant terms supplement.
Strategy Return:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Strategy:
Ending Strategy Value – Initial Strategy Value (or Strike Value, if applicable) Initial Strategy Value (or Strike Value, if applicable)
Initial Strategy Value:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Strategy, the Strategy Closing Value on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Strategy Closing Values of such Basket Strategy on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.
Ending Strategy Value:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Strategy, the Strategy Closing Value on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Strategy Closing Values of such Basket Strategy on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.
Strategy Closing Value:	Unless otherwise specified in the relevant terms supplement, (i) with respect to the JPMorgan IncomeFX2 Strategy, the value of the JPMorgan IncomeFX2 Strategy or any relevant successor underlying or alternative calculation of the JPMorgan IncomeFX2 Strategy described under “The JPMorgan IncomeFX2 Strategy — Discontinuation of the JPMorgan IncomeFX2 Strategy; Alteration of Method of Calculation” at the time of daily final publication for the JPMorgan IncomeFX2 Strategy or the relevant successor underlying, as applicable; (ii) with respect to the JPMorgan IncomeEM Strategy, the value of the JPMorgan IncomeEM Strategy or any relevant successor underlying or alternative calculation of the JPMorgan IncomeEM Strategy described under “The JPMorgan IncomeEM Strategy — Discontinuation of the JPMorgan IncomeEM Strategy; Alteration of Method of Calculation” at the time of daily final publication for the JPMorgan IncomeEM Strategy or the relevant successor underlying, as applicable.
Strike Value:	With respect to each Basket Strategy, the relevant terms supplement may specify a value other than the Initial Strategy Value, which we refer to as “Strike Value,” to be used for calculating the Strategy Return and if applicable, the payment at maturity, if any. Strike Value for a Basket Strategy may be based on and/or expressed as a percentage of the Strategy Closing Value of such Basket Strategy as of a specified date, or may be determined without regard to the Strategy Closing Value of such Basket Strategy as of a particular date. For example, the relevant terms supplement may specify that, with respect to each Basket Strategy, a Strike Value equal to 95% of the Initial Strategy Value of such Basket Strategy will be used to calculate the Strategy Return for such Basket Strategy.
Basket Return:	If applicable, unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:	If applicable, unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement.
Ending Basket Level:	If applicable, the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.
Basket Closing Level:	If applicable, unless otherwise specified in the relevent terms supplement, the Basket Closing Level on any trading day will be calculated as follows:

100 x [(Strategy Weighting of IncomeFX2 x Ending Strategy Value of IncomeFX2/ Initial Strategy Value of IncomeFX2) + (Strategy Weighting of IncomeEM x Ending Strategy Value of IncomeEM / Initial Strategy Value of IncomeEM)]

Strategy Weighting:	If applicable, with respect to each Basket Strategy, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Strategy Weightings for both Basket Strategies will equal 100% or 1, as applicable. The relevant terms supplement will specify either (i) the weight of each Basket Strategy in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Strategy will be determined. For example, if the relevant terms supplement specifies that one Basket Strategy is weighted to compose 18% of the value of the Basket, the Strategy Weighting for such Basket Strategy is 18% and the Strategy Weighting for the remaining Basket Strategy is 82%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of both Basket Strategies, the Basket Strategy with the greater Strategy Return on the final Valuation Date will make up 70% of the value of the Basket, and the Basket Strategy with the lesser Strategy Return on the final Valuation Date will make up 30% of the value of the Basket.
Strike Level:	If applicable, the relevant terms supplement may specify a level for the Basket other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any, which we refer to as “Strike Level.” Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.
Valuation Date(s):	The Ending Strategy Value or Ending Basket Level, as applicable, will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 141-I, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

June 2, 2008

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 141-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 141-I and with respect to JPMorgan Chase & Co. This product supplement no. 141-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 141-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 141-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 141-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 141-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 141-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Return Enhanced Notes Linked to a Basket Consisting of One or Both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy.

General

     The Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a Basket (the “Basket”) consisting of one or both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy (each a “Basket Strategy,” and collectively, the “Basket Strategies”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the single Basket Strategy or the Basket, as applicable, calculated in accordance with the formula set forth below and whether the notes have a Strike Value or Strike Level, as applicable, Maximum Total Return and/or buffer.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 141-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below. We will also specify whether or not the notes have a Maximum Total Return and/or buffer and the amount of any such Maximum Total Return and/or buffer in the relevant terms supplement.

     Notes Linked to a Single Basket Strategy with a Buffer

     Unless otherwise specified in the relevant terms supplement, for notes linked to a single Basket Strategy with a buffer, the amount you will receive at maturity is based on the Ending Strategy Value relative to the Initial Strategy Value (or Strike Value, if applicable) of such Basket Strategy and the buffer amount as described below.

     With respect to such Basket Strategy:

  If the Ending Strategy Value is greater than the Initial Strategy Value (or Strike Value, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Strategy Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Strategy Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal note will be calculated as follows:

$1,000 + ($1,000 x Strategy Return x upside leverage factor)

  Your principal is protected against a decline in the Basket Strategy up to the buffer amount. If the Ending Strategy Value is equal to or declines from the Initial Strategy Value (or Strike Value, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any decline in the Basket Strategy beyond the buffer amount. If the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable) by more than the buffer amount, for every 1% decline of the Basket Strategy beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Strategy Return + buffer amount %) x downside leverage factor]

     For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable) by more than the buffer amount.

     Notes Linked to a Single Basket Strategy without a Buffer

     Unless otherwise specified in the relevant terms supplement, for notes linked to a single Basket Strategy without a buffer, the amount you will receive at maturity is based on the Ending Strategy Value relative to the Initial Strategy Value (or Strike Value, if applicable) of such Basket Strategy as described below.

     With respect to such Basket Strategy:

  If the Ending Strategy Value is greater than the Initial Strategy Value (or Strike Value, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Strategy Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Strategy Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal note will be calculated as follows:

$1,000 + ($1,000 x Strategy Return x upside leverage factor)

  If the Ending Strategy Value is equal to the Initial Strategy Value (or Strike Value, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

  If the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket Strategy declines beyond the Initial Strategy Value (or Strike Value, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Strategy Return)

     For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable).

     Notes Linked to a Basket With a Buffer

     Unless otherwise specified in the relevant terms supplement, for notes linked to a Basket with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the buffer amount as described below.

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

  Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level is equal to or declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]

     For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

     Notes Linked to a Basket Without a Buffer

     Unless otherwise specified in the relevant terms supplement, for notes linked to a Basket without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) as described below.

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

  If the Ending Basket Level is equal to the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

  If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level declines beyond the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

     For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable).

     In each case, if applicable, the “buffer amount,” “upside leverage factor” and “downside leverage factor” will be an amount set forth in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Strategy, the “Strategy Return,” as calculated by the calculation agent, is the percentage change of such Basket Strategy calculated by comparing the Ending Strategy Value to the Initial Strategy Value (or Strike Value, if applicable). The relevant terms supplement will specify the manner in which the Initial Strategy Value (or Strike Value, if applicable) and the Ending Strategy Value will be determined. The Strategy Return for each Basket Strategy, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Strategy Return =	Ending Strategy Value – Initial Strategy Value (or Strike Value, if applicable) Initial Strategy Value (or Strike Value, if applicable)

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Strategy, the “Initial Strategy Value” means the Strategy Closing Value on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Strategy Closing Values of such Basket Strategy on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     With respect to a Basket Strategy, the relevant terms supplement may specify a starting level other than the Initial Strategy Value to be used for calculating the Strategy Return and if applicable, the amount payable at maturity, if any, which we refer to as “Strike Value.” Strike Value for a Basket Strategy may be based on and/or expressed as a percentage of the Strategy Closing Value of such Basket Strategy as of a specified date, or may be determined without regard to the Closing Strategy Value of such Basket Strategy as of a particular date. For example, the relevant terms supplement may specify that, with respect to each Basket Strategy, a Strike Value equal to 95% of the Initial Strategy Value of such Basket Strategy will be used to calculate the Strategy Return for such Basket Strategy.

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Strategy, the “Ending Strategy Value” means the Strategy Closing Value on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Strategy Closing Values of such Basket Strategy on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, (i) with respect to the JPMorgan IncomeFX2 Strategy, the “Strategy Closing Value” means the value of the JPMorgan IncomeFX2 Strategy or any relevant successor underlying or alternative calculation of the JPMorgan IncomeFX2 Strategy described under “The JPMorgan IncomeFX2 Strategy — Discontinuation of the JPMorgan IncomeFX2 Strategy; Alteration of Method of Calculation” at the time of daily final publication for the JPMorgan IncomeFX2 Strategy or the relevant successor underlying, as applicable; (ii) with respect to the JPMorgan IncomeEM Strategy, the “Strategy Closing Value” means the value of the JPMorgan IncomeEM Strategy or any relevant successor underlying or alternative calculation of the JPMorgan IncomeEM Strategy described under “The JPMorgan IncomeEM Strategy — Discontinuation of the JPMorgan IncomeEM Strategy; Alteration of Method of Calculation” at the time of daily final publication for the JPMorgan IncomeEM Strategy or the relevant successor underlying, as applicable.

     If applicable, unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant trading day will be calculated as follows:

100 x [(Strategy Weighting of IncomeFX2 x Ending Strategy Value of IncomeFX2/ Initial Strategy Value of IncomeFX2) + (Strategy Weighting of IncomeEM x Ending Strategy Value of IncomeEM / Initial Strategy Value of IncomeEM)]

     If applicable, with respect to each Basket Strategy, the “Strategy Weighting” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Strategy Weightings for both Basket Strategies will equal 100% or 1, as applicable. The relevant terms supplement will specify either (i) the weight of each Basket Strategy in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Strategy will be determined. For example, if the relevant terms supplement specifies that one Basket Strategy is weighted to compose 18% of the value of the Basket, the Strategy Weighting for such Basket Strategy is 18% and the Strategy Weighting for the remaining Basket Strategy is 82%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of both Basket Strategies, the Basket Strategy with the greater Strategy Return on the final Valuation Date will make up 70% of the value of the Basket, and the Basket Strategy with the lesser Strategy Return on the final Valuation Date will make up 30% of the value of the Basket.

     Unless otherwise specified in the relevant terms supplement, the “pricing date” means the day we price the notes for initial sale to the public.

     The “Initial Averaging Dates,” if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day with respect to either Basket Strategy, or if there is a market disruption event with respect to either Basket Strategy on such date (any such Basket Strategy so affected, a “Disrupted Basket Strategy.”), the calculation agent will determine the Strategy Closing Value of any such Disrupted Basket Strategy on such date in accordance with the formula for and method of calculating the Strategy Closing Value last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the exchange rates and interest rates (or, if trading in a currency included in such Disrupted Basket Strategy has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each currency most recently constituting such Disrupted Basket Strategy.

     The Ending Strategy Value or Ending Basket Level, as applicable, will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an “Ending Averaging Date,” as specified in the relevant terms supplement. We refer to such dates generally as “Valuation Dates” in this product supplement and any such date is subject to adjustment as described below. If a Valuation Date is not a trading day with respect to either Basket Strategy, or there is a market disruption event with respect to either Basket Strategy on such Valuation Date (any such Basket Strategy so affected, a “Disrupted Basket Strategy”), the applicable Valuation Date will be the immediately succeeding trading day for any such Disrupted Basket Strategy during which no market disruption event for such Disrupted Basket Strategy shall have occurred or be continuing; provided that the Strategy Closing Value of any such Disrupted Basket Strategy on such Valuation Date, as postponed, will be determined by using (1) the Strategy Closing Value for either Basket Strategy (other than any such Disrupted Basket Strategy), if any, on the originally scheduled Valuation Date and (2) the Strategy Closing Value for any such Disrupted Basket Strategy on the immediately succeeding trading day for such Disrupted Basket Strategy during which no market disruption event for such Disrupted Basket Strategy shall have occurred or be continuing. For the avoidance of doubt, if a Valuation Date is to be postponed as described above, and there are two Disrupted Basket Strategies and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Strategy is different from such trading day for the other Disrupted Basket Strategy, such Valuation Date will be postponed to the later of such trading days. Under these circumstances, the calculation agent will calculate the Strategy Closing Value for such Valuation Date using the Strategy Closing Value of the Disrupted Basket Strategies on different trading days.

     In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day with respect to any Disrupted Basket Strategy, or there is a market disruption event with respect to any Disrupted Basket Strategy on such tenth business day, the calculation agent will determine the Strategy Closing Value for any such Disrupted Basket Strategy for such date in accordance with the formula for and method of calculating such closing value, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the exchange rates and interest rates (or, if trading in a currency included in such Disrupted Basket Strategy has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each currency most recently constituting the Disrupted Basket Strategy.

     The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “trading day” is, unless otherwise specified in the relevant terms supplement, each day (other than a Saturday or a Sunday) on which commercial banks in London are open generally for business (including for dealings in foreign exchange and foreign currency deposits).

     A “business day” is, unless otherwise specified in the relevant terms supplement, each day (other than a Saturday or Sunday) on which commercial banks in New York are open generally for business (including for dealings in foreign exchange and foreign currency deposits).

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket, either of the Basket Strategies, or any of the underlying currencies of the Basket Strategies. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

General Risks

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement no. 141-I and the relevant terms supplement.

     For notes linked to a single Basket Strategy with a buffer, you will lose some or all of your investment at maturity if the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable) by more than the buffer amount. For notes linked to a single Basket Strategy without a buffer, you will lose some or all of your investment at maturity if the Ending Strategy Value declines from the Initial Strategy Value (or Strike Value, if applicable). The relevant terms supplement will specify whether the notes have a buffer and/or Strike Value.

     For notes linked to a Basket with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount. For notes linked to a Basket without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable). The relevant terms supplement will specify whether the notes have a buffer and/or Strike Level.

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

     If the notes are subject to a Maximum Total Return, the appreciation potential of the notes will be limited to the Maximum Total Return. Any applicable Maximum Total Return will be a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than that Maximum Total Return.

For notes linked to a Basket composed of both Basket Strategies, the Basket Strategies may not be equally weighted.

     For notes linked to a Basket composed of both Basket Strategies, each Basket Strategy may have a different weight in determining the value of the Basket, depending on the Strategy Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Strategy Weightings of the two Basket Strategies are 70% and 30% respectively. One consequence of such an unequal weighting of the Basket Strategies is that the same percentage change in the Basket Strategies may have different effects on the Basket Closing Level. In the Example above, a 5% decrease in the Basket Strategy with 70% Strategy Weighting will have a greater effect on the Basket Closing Level than a 5% decrease in the Basket Strategy with 30% Strategy Weighting.

For notes linked to a Basket composed of both Basket Strategies, the weight of each Basket Strategy may be determined on a date other than the pricing date.

     For notes linked to a Basket, if so specified in the relevant terms supplement, the weight of each Basket Strategy in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Strategies in the

Basket will be determined based on the relative magnitude of the Strategy Return of each Basket Strategy on the final Valuation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Strategy until a date later than the pricing date, and you may not know the weight assigned to each Basket Strategy in the Basket prior to the final Valuation Date.

The Initial Strategy Value(s) for the Basket Strategy (Strategies) may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Initial Strategy Value for each Basket Strategy will be determined based on the arithmetic average of the Strategy Closing Values of such Basket Strategy on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Strategy Value for such Basket Strategy may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Initial Strategy Value for the Basket Strategies. The Initial Strategy Values for the Basket Strategies will be used in the calculation of the returns for the Basket Strategies, and the returns will be used in calculating the Basket Return, if applicable, and the payment at maturity, if any. If there are any increases in the Strategy Closing Values for the Basket Strategies on the Initial Averaging Dates that occur after the issue date and such increases result in the Initial Strategy Value for one or both of the Basket Strategies being higher than the Strategy Closing Value for such Basket Strategy (Strategies) on the issue date, this may establish higher values that the Basket Strategy (Strategies) must achieve for you to attain a positive return on your investment or to avoid a loss of principal at maturity.

For notes linked to a single Basket Strategy, the Ending Strategy Value may be less than the Strategy Closing Value of the Basket Strategy at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Strategy Value is calculated based on the Strategy Closing Value(s) on one or more Valuation Dates during the term of the notes, the value of the Basket Strategy at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Ending Strategy Value. This difference could be particularly large if there is a significant increase in the Strategy Closing Value of the Basket Strategy after the final Valuation Date, or if there is a significant decrease in the value of the Basket Strategy around the time of the Valuation Date(s), or if there is significant volatility in the Strategy Closing Value of the Basket Strategy during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date is near the end of the term of the notes, then if the Strategy Closing Value increases or remains relatively constant during the initial term of the notes and then decreases below the Initial Strategy Value (or Strike Value, if applicable), the Ending Strategy Value may be significantly less than it would be if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket Strategy, the underlying currencies of the Basket Strategy or contracts relating to the Basket Strategy or the component currencies of the Basket Strategy for which there is an active secondary market.

For notes linked to a Basket composed of both Basket Strategies, the Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Valuation Date, if there is a significant decrease in the level of the Basket around the time of the Valuation Date(s) or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for the notes is near the end of the term of the notes, then if the Basket levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Basket Strategies, the underlying currencies of the Basket Strategies or contracts relating to the Basket, Basket Strategies or the underlying currencies of the Basket Strategies for which there is an active secondary market.

For notes linked to a Basket composed of both Basket Strategies, changes in the value of the Basket Strategies may offset each other.

     If specified in the relevant terms supplement, the notes will be linked to a weighted Basket composed of both Basket Strategies. Price movements in the Basket Strategies may not correlate with each other. At a time when the value of one Basket Strategy increases, the value of the other Basket Strategy may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one Basket Strategy may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Strategy, particularly if the Basket Strategy that appreciates is of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level or, if applicable, Strike Level. You may lose some or all of your investment in the notes if the Ending Basket Level is lower than the Starting Basket Level or, if applicable, Strike Level.

The notes are subject to currency exchange risk.

     Foreign currency exchange rates vary over time, and may vary considerably and in unexpected ways during the term of the notes. Any return from the currency for any currency pair included in either Basket Strategy may be reduced or eliminated entirely due to movements in the exchange rate for that currency pair, which may result in a substantial loss. The value of each currency that underlies the Basket Strategies is at any moment a result of the supply and demand for the currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the underlying currencies’ countries, and economic and political developments in other relevant countries.

     Of particular importance to potential currency exchange risk are:

    existing and expected rates of inflation;

    existing and expected interest rate levels;

    the balance of payments in the underlying currencies’ countries and between each country and its major trading partners; and

    the extent of governmental surplus or deficit in the underlying currencies’ countries.

     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the underlying currencies’ countries and those of other countries important to international trade and finance.

     In addition, the value of the Basket Strategies is calculated and published in U.S. Dollars. Accordingly, movements in the foreign exchange rate for each currency in a currency pair and U.S. Dollars will also have an impact on the value of the Basket Strategies. Since foreign exchange rates are unpredictable, such movements could have a material adverse impact on the value of the Basket Strategies.

The liquidity, trading value and amounts payable under the notes could be affected by the actions of the governments of the originating nations of the underlying currencies.

     Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. In particular, governments of emerging markets nations, such as the nations whose currencies are included in IncomeEM, are more likely than governments of economically developed nations to take actions affecting currency exchange rates of such emerging markets currencies. Some of the governments of the nations whose currencies are included in IncomeEM, for example, China, Brazil and Argentina, have in the recent past taken such actions and may do so again in the future.

     Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with previously freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the underlying other currencies.

IncomeEM is linked to currencies from emerging markets, which may increase the likelihood of significant adverse fluctuations in the effectiveness of IncomeEM.

     IncomeEM derives its levels from the performance of currencies from emerging markets. In general, the currencies of emerging markets are more volatile than the currencies of nations that are more economically developed as compared with emerging markets nations. In addition to the increased risk of central bank intervention, adverse monetary policies or exchange rate policies discussed above, currencies of emerging economies are more likely to be affected by rapidly changing economic conditions, including, but not limited to, as a result of geological, meteorological, agricultural conditions or events, changes in supply and demand for such currencies or political events, than the currencies of nations that are more economically developed as compared with emerging markets nations.

Even though the underlying currencies are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

     The interbank market for the potential currencies underlying the Basket Strategies is a global, around-the-clock market and the relevant currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the underlying currencies are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the value of the Basket Strategies, that will not be reflected immediately in the market price, if any, of the notes.

Owning the notes is not the same as owning the constituent currency positions included in the Basket Strategies.

     The return on your notes will not reflect the return you would realize if you actually held currency positions replicating the relevant currency pairs included in the Basket Strategies. With respect to both Basket Strategies, the synthetic portfolio is a hypothetical construct that does not hold any underlying assets of any kind. As a result, a holder of the notes will not have any direct or indirect rights or interests in any currency positions. Furthermore, the synthetic portfolio is subject to monthly rebalancing and an index adjustment factor of 1% per year that will reduce its value relative to the value of the constituent currency positions.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or “JPMSI”, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the single Basket Strategy or the Basket, as applicable, has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the value of the Basket Strategy (for notes linked to a single Basket Strategy) or the level of the Basket (for notes linked to a Basket composed of both Basket Strategies) on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the value of the Basket Strategy or the level of the Basket, as applicable. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Basket Strategies and their underlying currencies;

  the time to maturity of the notes;

  interest and yield rates in the market generally as well as in the countries of the currencies composing the Basket Strategies;

  the exchange rate and the volatility of the exchange rate among each of the underlying currencies;

  economic, financial, political, regulatory or judicial events that affect the currencies included in the Basket Strategies or the market for currencies generally and which may affect the closing value of the Basket Strategies on any Valuation Date or on any Initial Averaging Date, if applicable; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Ending Strategy Value or the Ending Basket Level, as

applicable, is at, below or not sufficiently above the Initial Strategy Value or the Starting Basket Level, as applicable (or Strike Value or Strike Level, if applicable).

     You cannot predict the future performance of either or both of the Basket Strategies or the Basket, as applicable, based on their historical performance. The value of the Basket Strategy or Basket Strategies, as applicable, may decrease such that you may not receive any return of your investment. For notes linked to a single Basket Strategy without a buffer, if the Strategy Return is negative, you will lose some or all of your investment at maturity. For notes linked to a single Basket Strategy with a buffer, if the Ending Strategy Value declines, as compared to the Initial Strategy Value (or Strike Value, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. For notes linked to a Basket without a buffer, if the Basket Return is negative, you will lose some or all of your investment at maturity. For notes linked to a Basket with a buffer, if the Ending Basket Level declines, as compared to the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. There can be no assurance that the Ending Strategy Value or the Ending Basket Level, as applicable, will not decrease so that at maturity you will not lose some or all of your investment.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

There may be potential conflicts between your interests and those of JPMorgan Chase & Co., JPMSI, which acts as the calculation agent for the notes, J.P. Morgan Securities Limited (“JPMSL”), which acts as the IncomeFX2 Strategy Calculation Agent and the IncomeEM Strategy Calculation Agent, and other JPMorgan Chase & Co. affiliates.

     We and our affiliates play a variety of roles in connection with the notes, including acting as the calculation agent for the notes, the IncomeFX2 Strategy Calculation Agent, the IncomeEM Strategy Calculation Agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent, the IncomeFX2 Strategy Calculation Agent, the IncomeEM Strategy Calculation Agent and other affiliates of ours could be potentially adverse to your interests as an investor in such notes.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the currencies underlying one or both of the Basket Strategies and other financial instruments related to one or both of the Basket Strategies and their underlying currencies on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one or both of the Basket Strategies or their underlying currencies. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the value of the Basket Strategies and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business related to the currencies included in the Basket Strategies. In the course of this business, we or our affiliates may acquire non-public information about such currency investments, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to such currency investments or regarding expected movements in exchange rates. Any prospective purchaser of notes should undertake an independent investigation of the underlying currencies as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the value of one or both of the Basket Strategies or the currencies that compose the Basket Strategies. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent for the notes. For notes linked to a single Basket Strategy, the calculation agent will determine, among other things, the Initial Strategy Value, Strike Value, if applicable, the Strategy Closing Value on each Initial Averaging Date, if applicable, and each Valuation Date, the Ending Strategy Value, the Strategy Return and the payment at maturity, if any, on the notes. For notes linked to a Basket, the calculation agent will determine, among other things, the Starting Basket Level, Strike Level, if applicable, the Basket Closing Level on each Valuation Date, the Ending Basket Level, the Basket Return, the Initial Strategy Level of each Basket Strategy, Strike Value of each Basket Strategy, if applicable, the Strategy Closing Value of each Basket Strategy on each Initial Averaging Date, if applicable, and each Valuation Date, the Ending Strategy Value of each Basket Strategy, the Strategy Return of each Basket Strategy on each Valuation Date and the payment at maturity, if any, on the notes. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether a Basket Strategy has been discontinued and whether there has been a material change in the method of calculation of a Basket Strategy. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent for the notes, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Strategy Closing Value of a Basket Strategy on any Initial Averaging Date, if applicable, or any Valuation Date, the Ending Strategy Value of such Basket Strategy, the Strategy Return of such Basket Strategy, the Basket Closing Level on any Valuation Date (if applicable), and consequently, the Basket Return (if applicable), and calculating the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Valuation Dates or Initial Averaging Dates, if any, and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Valuation Date is postponed to the last possible day and the Strategy Closing Value of a Basket Strategy is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the Ending Strategy Value of such Basket Strategy in good faith based upon its assessment of the market value of such Basket Strategy on that last possible day. See “General Terms of the Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. In addition, on December 7, 2007, the IRS also issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. Dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and ruling described above. Non-U.S. holders should also note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfy the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 141-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Related to the Basket Strategies

JPMSL may adjust one or both of the Basket Strategies in a way that affects their value, and JPMSL has no obligation to consider your interests.

     JPMSL is responsible for calculating and maintaining the Basket Strategies. JPMSL can delete or substitute the currencies underlying one or both of the Basket Strategies or make other methodological changes that could change the value of one or both of the Basket Strategies. You should realize that the changing of currencies included in a Basket Strategy may affect such Basket Strategy, as a newly substituted currency may perform significantly better or worse than the currency it replaces. Additionally, JPMSL may alter, discontinue or suspend calculation or dissemination of one or both of the Basket Strategies. Any of these actions could adversely affect the value of the notes. JPMSL has no obligation to consider your interests in calculating or revising the Basket Strategies. See “The JPMorgan IncomeFX2 Strategy” and “The JPMorgan IncomeEM Strategy.”

An investment in notes carries the risks associated with the “positive carry” strategy implemented by both Basket Strategies.

     A “positive carry” strategy seeks to capitalize on the relationship between several eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with relatively low interest rates. The performance of the Basket Strategies will be determined by the implied and realized exchange rates, volatility and interest rates. If the currency pairs chosen on each rebalancing date move against the direction expected by such “positive carry” strategy, the Basket Strategies will perform poorly. There is no assurance that the Basket Strategies will achieve their target carry or that the notional trading positions chosen by the Basket Strategies will result in capital appreciation. This negative performance may be amplified by potential leverage employed in the strategy. No assurance can be given that the investment strategy used to construct the Basket Strategies will be successful or that the Basket Strategies will outperform any alternative basket or strategy that might be constructed from the underlying currencies.

The Basket Strategies have a limited history and may perform in unexpected ways.

     IncomeFX2 was created on September 14, 2007 and IncomeEM was created on May 15, 2007. They, therefore, have a limited history. JPMSL, which acts as the IncomeFX2 Strategy Calculation Agent and the IncomeEM Strategy Calculation Agent, has calculated the returns that hypothetically might have been generated had they been used in the past, but those calculations are subject to many limitations. Unlike historical performance, such calculations do not reflect actual trading, liquidity constraints, fees, and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data, assumptions or estimates might calculate materially different hypothetical performance. In addition, any past performance, hypothetical or otherwise, does not guarantee future performance. Regardless of their hypothetical and historical performance, IncomeFX2 and IncomeEM could decline below their respective Initial Strategy Value or Strike Value, as applicable, and you could lose some or all of your principal.

Leverage used in IncomeFX2 and IncomeEM will amplify the magnitude of changes in the IncomeFX2 Strategy Value and the IncomeEM Strategy Value.

     As discussed in more detail in “The JPMorgan IncomeFX2 Strategy — Leveraging of IncomeFX2” and “The JPMorgan IncomeEM Strategy — Leveraging of IncomeEM,” IncomeFX2 allows for leverage of up to 150% so as to achieve (or come closer to achieving) its target carry of 8% and IncomeEM allows for a maximum leverage of up to 300% to maintain a stable level of volatility. While the use of leverage by both Basket Strategies presents opportunities for increasing the return from the notional currency trading positions in the relevant currency pairs included in their respective synthetic portfolio, it increases the potential risk of loss as well. With respect to each Basket Strategy, any event that adversely affects the value of a notional currency trading position in any relevant currency pair will be magnified to the extent that the Basket Strategy is leveraged. The combination of foreign exchange rate volatility and leverage can further increase the risk of loss.

The annualized volatility of the IncomeEM Strategy Value may not achieve the target volatility.

     IncomeEM seeks to maintain a stable level of volatility and achieve a target volatility of 10% per annum. There is no assurance that the annualized volatility of IncomeEM will in fact achieve the target volatility per annum. The target volatility will only be achieved if future volatility is equal to the average annualized historic volatility of the relevant currency pairs. Moreover, the target volatility is of necessity based on historic volatility which may not remain the case for future time periods.

Interest rates used in the Basket Strategies may be volatile.

     Both IncomeFX2 and IncomeEM take positions in specified currencies based on the carry for certain currency pairs. “Carry” is the amount of money earned from borrowing in a currency with a low interest rate and investing in a currency with a high interest rate. Therefore, the interest rates for various currencies are used in the calculation of the value of IncomeFX2 and IncomeEM and in the determination of the currency pairs to be included in the notional currency portfolio for any given month. Interest rates, however, are subject to volatility due to a variety of factors, including:

    sentiment regarding underlying strength in the economies of the countries whose currencies constitute the constituents of the Basket Strategies;

    expectation regarding the level of price inflation;

    sentiment regarding credit quality in countries whose currencies constitute the constituents of the Basket Strategies and in global credit markets;

    the policies of worldwide central banks regarding interest rates; and

    performance of capital markets.

     Fluctuations in interest rates could affect the value of the Basket Strategies and thus the value of your notes.

     There can be no assurance that IncomeFX2 will earn the target carry of 8% per year or that the annualized volatility of IncomeEM will achieve the target volatility of 10% per annum. There can be no assurance that either IncomeFX2 or IncomeEM will outperform an alternative strategy.

The reported value of the Basket Strategies will include the deduction for an index adjustment factor.

     One way in which the Basket Strategies differ from a typical index is that their daily reported level includes a deduction from their respective calculated value of a hypothetical adjustment assessed at an annual rate of 1.0%. This hypothetical fee is deducted each business day and calculated based on an actual/360 accrual basis. As a result of the deduction of this amount, the value of each Basket Strategy will trail the value of their respective hypothetical, identically constituted synthetic portfolio from which no such amount is deducted.

In certain situations, one or both of the Basket Strategies could cease to be rebalanced and their constituent currency pairs would not change for the term of the notes.

     If a country lawfully eliminates, converts, re-denominates or exchanges its currency for any successor currency, then that original currency will be deemed to be replaced by the successor currency in any relevant currency pairs. This replacement could reduce the number of currency pairs. With respect to both IncomeFX2 and IncomeEM, if the number of currency pairs are reduced to four (4) or fewer, then the composition of IncomeFX2 or IncomeEM, as applicable, will become static and there will be no further rebalancings over the term of the notes. This outcome may have a negative impact on the performance of Basket Strategies.

     In addition, if the publication of one or more Basket Strategies is discontinued, and the calculation agent determines that there is no successor for the discontinued Basket Strategy (Strategies), there will be no further rebalancings over the term of the notes and the calculation agent will determine the Ending Strategy Value(s) based on the interest rates and foreign exchange rates, as of the Valuation Dates, of the relevant currency pairs that were the constituents of such Basket Strategy (Strategies) at the time of the discontinuation. See “The JPMorgan IncomeFX2 Strategy — Discontinuation of the JPMorgan IncomeFX2 Strategy: Alteration of Method of Calculation” and “The JPMorgan IncomeEM Strategy — Discontinuation of the JPMorgan IncomeEM Strategy: Alteration of Method of Calculation.”

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more of the Basket Strategies, the currencies composing one or more of the Basket Strategies, or instruments whose value is derived from the one or more Basket Strategies or their underlying currencies. While we cannot predict an outcome, with respect to each Basket Strategy, such hedging activity or other hedging or investment activity of ours could potentially increase the value as well as the Initial Strategy Value of such Basket Strategy, and therefore effectively establish a higher value that such Basket Strategy must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in one or more of the Basket Strategies, their underlying currencies, or instruments whose value is derived from one or more of the Basket Strategies or their underlying currencies. Although we have no reason to believe that any of these activities will have a material impact on the value of the Basket Strategies or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE JPMORGAN INCOMEFX2 STRATEGY

     The following is a qualitative description of the Strategy Rules for the JPMorgan IncomeFX2 Strategy (“IncomeFX2” or the “Underlying”) dated as of September 14, 2007 ( the “IncomeFX2 Strategy Rules”) and the methodology set forth in those rules for calculating the IncomeFX2 Strategy Value on each IncomeFX2 Strategy Business Day (each as defined below), as modified as described below. For a more detailed and quantitative description of the IncomeFX2 Strategy Rules, please see Addendum A attached to this product supplement. The IncomeFX2 Strategy Rules, and not this description, will govern the calculation and constitution of IncomeFX2 and other decisions and actions related to its maintenance, including (but not limited to) the calculation of the IncomeFX2 Strategy Value, with the exception of the two modifications described in the next paragraph. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the IncomeFX2 Strategy Rules.

     There are two modifications to the IncomeFX2 Strategy Rules. Notwithstanding the statement in Rule 2 that the “Strategy Calculation Agent will then replicate notional currency trading positions in the four (4) Eligible Currency Pairs with the highest absolute Carry-to-Risk Ratio with effect from the relevant Rebalancing Value Date,” the rebalancing will take place as of the relevant Rebalancing Date. In addition, notwithstanding the statement in the definition for “FX Rate” that it will be calculated by reference to the spot exchange rate determined by the IncomeFX2 Strategy Calculation Agent (as defined below) from the ECB Fixes specified in Appendix 2, for the currency pairs that include the U.S. Dollar, the “FX Rate” will be the spot exchange rate determined by the IncomeFX2 Strategy Calculation Agent from the relevant Bloomberg page at 11:00 a.m., New York City time, on the relevant date. J.P. Morgan Securities Ltd. has represented to us that it will maintain the JPMorgan IncomeFX2 Strategy in accordance with the IncomeFX2 Strategy Rules, as modified and described above.

     The JPMorgan IncomeFX2 Strategy is the intellectual property of J.P. Morgan Securities Ltd. (“JPMSL”) and JPMSL reserves all rights with respect to its ownership of the JPMorgan IncomeFX2 Strategy.

General

     The JPMorgan IncomeFX2 Strategy was developed in 2007 by JPMSL to replicate the results of a currency trading strategy generally known as “positive carry.” A positive carry strategy seeks to capitalize on the relationship between certain eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with relatively low interest rates. IncomeFX2 synthetically implements this trading strategy by tracking the performance of notional trading positions in four (4) different currency pairs that have the highest absolute “Carry-to-Risk Ratio,” subject to a Diversification Rule (each, as described below). The notional currency trading positions are weighted equally and rebalanced on the first Strategy Business Day of each calendar month (each such day, a “Rebalancing Date”). The initial IncomeFX2 Strategy Value (as defined below) was first published on September 14, 2007 with an initial value of 100.

     IncomeFX2 is described as a “notional” or “synthetic” portfolio because its reported value does not represent the value of any actual assets held by any person. The IncomeFX2 Strategy Value on any Strategy Business Day references the value of a hypothetical portfolio of currency positions, minus an index adjustment of one percent (1%) per annum, which accrues daily on an actual/360 basis. There is no actual portfolio of assets in which any person has any ownership interest.

     The IncomeFX2 Strategy Value will depend in part on the “carry” that the strategy can earn from the difference in interest rates for the two currencies for each currency pair. In general, a higher “carry” will increase the IncomeFX2 Strategy Value. The IncomeFX2 Strategy Value will also depend on the value of the notional currency trading positions taken by IncomeFX2 on each Rebalancing Date. If the currencies in which IncomeFX2 takes a long position appreciate relative to the currencies in which IncomeFX2 has taken a short position, the IncomeFX2 Strategy Value will rise. If the currencies in which IncomeFX2 takes a long position depreciate relative to the currencies in which IncomeFX2 has taken a short position, the IncomeFX2 Strategy Value will fall. The selection of currency positions by the IncomeFX2 Strategy Calculation Agent is subject to a Diversification Rule under which a constituent currency may be represented among the four (4) currency pairs selected on any Rebalancing Date only once as a long currency and once as a short currency (as further described below).

     Leverage used in the IncomeFX2 will amplify the magnitude of changes in the IncomeFX2 Strategy Value. IncomeFX2 allows for leverage of up to 150% to achieve (or attempt to achieve) its target carry of 8% per annum. See “Risk Factors — Risks Related to Basket Strategies; leverage used in IncomeFX2 and IncomeEM will amplify the magnitude of changes in the IncomeFX2 Strategy Value and the IncomeFX2 Strategy Value.”

The IncomeFX2 Strategy Calculation Agent and Publication of IncomeFX2 Strategy Value

     JPMSL or any affiliate or subsidiary of its designation will act as the IncomeFX2 Calculation Agent. The IncomeFX2 Strategy Calculation Agent will calculate the IncomeFX2 Strategy Value on each Strategy Business Day, subject to the occurrence or existence of a Disruption Event (as defined below). When we refer to a “Strategy Business Day,” we are referring to each day (other than a Saturday or a Sunday) on which (a) commercial banks in London, England are open generally for business (including for dealings in foreign exchange and foreign currency deposits) and (b) the trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET”) is open. When we refer to the “Rebalancing Value Date,” we are referring to the second week day following the relevant Rebalancing Date, unless such day is not a New York Business Day, in which case the Rebalancing Value Date will be the next New York Business Day.

     The IncomeFX2 Strategy Calculation Agent’s determination with respect to IncomeFX2 and interpretation of the IncomeFX2 Strategy Rules will be final. (Rule 3, IncomeFX2 Strategy Rules). The IncomeFX2 Strategy Value is published each Strategy Business Day during the period from (and including) a Rebalancing Value Date to (but excluding) the next Rebalancing Value Date (each such period a “Calculation Period”), under the Bloomberg ticker symbol “IFXJ2MUS” and we expect it to continue to be published through maturity of the notes. (Rule 2, IncomeFX2 Strategy Rules).

Possible Constituent Currency Pairs of IncomeFX2 and Interest Rates

     The table below sets forth the potential universe of currency pairs that may be held in the IncomeFX2 synthetic portfolio, each of which we refer to as an “Eligible Currency Pair”. Each pair has one currency designated as “Currency One” and another designated as “Currency Two.” (Rule 4, IncomeFX2 Strategy Rules).

(Currency
One,	EUR	JPY	GBP	CHF	NOK	SEK	AUD	NZD	CAD
Currency
Two)
JPY	(JPY,
EUR)

GBP	(GBP,	(GBP,
	EUR)	JPY)

CHF	(CHF,	(CHF,	(CHF,
	EUR)	JPY)	GBP)

NOK	(NOK,	(NOK,	(NOK,	(NOK,
	EUR)	JPY)	GBP)	CHF)

SEK	(SEK,	(SEK,	(SEK,	(SEK,	(SEK,
	EUR)	JPY)	GBP)	CHF)	NOK)

AUD	(AUD,	(AUD,	(AUD,	(AUD,	(AUD,	(AUD,
	EUR)	JPY)	GBP)	CHF)	NOK)	SEK)

NZD	(NZD,	(NZD,	(NZD,	(NZD,	(NZD,	(NZD,	(NZD,
	EUR)	JPY)	GBP)	CHF)	NOK)	SEK)	AUD)

CAD	(CAD,	(CAD,	(CAD,	(CAD,	(CAD,	(CAD,	(CAD,	(CAD,
	EUR)	JPY)	GBP)	CHF)	NOK)	SEK)	AUD)	NZD)

USD	(USD,	(USD,	(USD,	(USD,	(USD,	(USD,	(USD,	(USD,	(USD,
	EUR)	JPY)	GBP)	CHF)	NOK)	SEK)	AUD)	NZD)	CAD)

     As of the most recent rebalancing of IncomeFX2, the synthetic portfolio for the Calculation Period commencing on May 15, 2008 included the following Eligible Currency Pairs: (1) NOK / CHF, (2) NZD / CAD, (3) GBP / USD, and (4) AUD / JPY.

     For each currency, a reference “Interest Rate” is needed for certain calculations. The following table sets out the relevant Interest Rate for each of the relevant currencies, and the Bloomberg page on which that rate can be found. If another page replaces the Bloomberg page as the information vendor for the purpose of displaying rates or prices comparable to that rate, such page will be deemed the relevant page for the purpose of measuring such Interest Rate. If the relevant rate does not appear on the relevant Bloomberg page (or such other replacement page) on the relevant date at the relevant time, the Interest Rate shall be the rate determined by the IncomeFX2 Strategy Calculation Agent acting in good faith and in a commercially reasonable manner.

Currency	Interest Rate	Bloomberg Page

EUR	1 month EURIBOR	EUR001M Index
JPY	1 month JPY LIBOR	JY0001M Index
GBP	1 month GBP LIBOR	BP0001M Index
CHF	1 month CHF LIBOR	SF0001M Index
NOK	1 month NIBOR	NIBOR1M Index
SEK	1 month STIBOR	STIB1M Index
AUD	1 month AUD LIBOR	AU0001M Index
NZD	1 month NZD LIBOR	NZ0001M Index
CAD	1 month CAD LIBOR	CD0001M Index
USD	1 month USD LIBOR	US0001M Index

Selection of Notional Currency Trading Positions and Rebalancing

     The IncomeFX2 Strategy Calculation Agent will select the new Eligible Currency Pairs that will be included in the synthetic portfolio on the first Strategy Business Day of each calendar month, each of which we refer to as a “Rebalancing Date,” using the methodology set out below. The notional currency trading positions will be rebalanced with the new Eligible Currency Pairs on that Rebalancing Date.

     On each Rebalancing Date, the IncomeFX2 Strategy Calculation Agent will, for each Eligible Currency Pair, determine a “Carry-to-Risk Ratio” by calculating the difference in the Interest Rates of Currency One and Currency Two, and dividing that difference by an “Annualized Eligible Currency Pair Risk” for each Currency Pair on that Rebalancing Date. The calculation is designed to determine which potential currency pairs provide for the highest carry for the least amount of associated risk of movements in exchange rates for the relevant currency pair. Risk is measured in terms of volatility, whereby higher volatility is considered an indication of higher risk. The new currency pairs will be reflected as the underlying IncomeFX2 components starting on that Rebalancing Date.

The Carry-to-Risk Ratio is calculated as follows:

where:

“CTRi” means the Carry-to-Risk Ratio for Eligible Currency Pair i;

“R1ij ” means the Interest Rate for Currency One of Eligible Currency Pair i, on Rebalancing Date j;

“R2ij” means the Interest Rate for Currency Two of Eligible Currency Pair i, on Rebalancing Date j; and

σij means the Annualized Eligible Currency Pair Risk for Eligible Currency Pair i, as of Rebalancing Date j.

     The Annualized Eligible Currency Pair Risk for each Eligible Currency Pair is a calculation designed to measure the currency exchange volatility of the two currencies over the previous twelve-month period, so as to determine the associated exchange rate risk of that potential notional position. The Annualized Eligible Currency Pair Risk for any Eligible Currency Pair on any day is the standard deviation of the natural logarithms of the daily returns of such Eligible Currency Pair, calculated over the twelve calendar months immediately preceding a Rebalancing Date, as determined by the IncomeFX2 Strategy Calculation Agent in accordance with the following formula:

where:

“StDev” means, the standard deviation;

“ln” means, the natural logarithm;

“ Rt ” means, an amount determined by the IncomeFX2 Strategy Calculation Agent equal to (a) the FX Rate for Currency One of the related Eligible Currency Pair on day t divided by (b) the FX Rate for Currency Two of the related Eligible Currency Pair on day t;

“Rt-1” means, an amount determined by the IncomeFX2 Strategy Calculation Agent equal to (a) the FX Rate for Currency One of the related Eligible Currency Pair on day t-1, divided by, (b) the FX Rate for Currency Two of the related Eligible Currency Pair on day t-1; and

“N” means the number of Strategy Business Days in the twelve calendar months immediately preceding a Rebalancing Date.

     For the currency pairs that include the United States Dollar, “FX Rate” means the spot exchange rate determined by the IncomeFX2 Strategy Calculation Agent from the relevant Bloomberg page at 11:00 a.m. For the currency pairs that do not include the United States Dollar, “FX Rate” means the ECB Fixes specified below in the table below of the related Eligible Currency Pair on such date, provided that, if the relevant rate(s) are not published on the relevant Bloomberg page specified below in the table below at 11:00 a.m., New York City time (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate), the “FX Rate” shall be the rate determined by the IncomeFX2 Strategy Calculation Agent acting in good faith and a commercially reasonable manner.

Currency	ECB Fix - Bloomberg Page

JPY	EUCF JPY Index
GBP	EUCF GBP Index
CHF	EUCF CHF Index
NOK	EUCF NOK Index
SEK	EUCF SEK Index
AUD	EUCF AUD Index
NZD	EUCF NZD Index
CAD	EUCF CAD Index
USD	EUCF USD Index

     After determining the Carry-to-Risk Ratio for each Eligible Currency Pair, the IncomeFX2 Strategy Calculation Agent will rank the Eligible Currency Pairs in descending order from the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratios to the Eligible Currency Pair with the lowest absolute Carry-to-Risk Ratio. The IncomeFX2 Strategy Calculation Agent will select from among such Eligible Currency Pairs the currency pair with the highest absolute Carry-to-Risk Ratio as one of the four (4) currency pairs that will constitute the relevant Eligible Currency Pairs of IncomeFX2 for the following month (the “Relevant Eligible Currency Pairs”). The IncomeFX2 Strategy Calculation Agent will then apply the Diversification Rule to select the other three Relevant Eligible Currency Pairs.

Diversification Rule

     On any Rebalancing Date, after selecting the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio, the IncomeFX2 Strategy Calculation Agent will select the Eligible Currency Pair with the next highest absolute Carry-to-Risk Ratio to be a Relevant Eligible Currency Pair; subject to the following provisions:

     (a)     Currency One of that Eligible Currency Pair may not be a Long Currency if Currency One is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date;

     (b)     Currency One of that Eligible Currency Pair may not be a Short Currency if Currency One is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date;

     (c)     Currency Two of that Eligible Currency Pair may not be a Long Currency if Currency Two is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date; and

     (d)     Currency Two of that Eligible Currency Pair may not be a Short Currency if Currency Two is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date.

     The IncomeFX2 Strategy Calculation Agent will repeat this selection process until four (4) Relevant Eligible Currency Pairs have been chosen, subject to the provisions set forth below under “Extraordinary Events.”

     On the Rebalancing Date, the IncomeFX2 Strategy Calculation Agent will replicate notional currency trading positions in the four (4) Relevant Eligible Currency Pairs. IncomeFX2 will be deemed to take a long position in the Long Currency and a short position in the Short Currency of each of the Relevant Eligible Currency Pairs.

     “Long Currency” means, in respect of an Eligible Currency Pair or a Relevant Eligible Currency Pair, the Currency One if the Carry-to-Risk Ratio of the relevant pair is positive or the Currency Two if the Carry-to-Risk of the relevant pair is negative.

     “Short Currency” means, in respect of an Eligible Currency Pair or a Relevant Eligible Currency Pair, the Currency One if the Carry-to-Risk Ratio of the relevant pair is negative and Currency Two if the Carry-to-Risk of the relevant pair is positive.

Leveraging of IncomeFX2

     Once the four (4) Eligible Currency Pairs are selected for the Calculation Period, IncomeFX2 may be leveraged up to 150% so as to achieve its “Target Carry” of 8% per annum. However, since the amount of leverage is limited to a maximum of 150%, IncomeFX2 may not at any given point achieve its Target Carry. If the average absolute value of the carry of the four (4) applicable Eligible Currency Pairs is greater than 8% per annum, IncomeFX2 will be leveraged at 100%. If the average absolute value of the carry of the four (4) applicable Eligible Currency Pairs is less than 5.33% per annum, IncomeFX2 will be leveraged at the maximum 150%, but will still not achieve the Target Carry of 8% per annum. Finally, if the average absolute value of the carry of the four (4) applicable Eligible Currency Pairs is between 5.33% per annum and 8% per annum, IncomeFX2 will be leveraged at the rate between 100% and 150% that will produce the 8%per annum Target Carry. (Rule 6, IncomeFX2 Strategy Rules).

     The IncomeFX2 Strategy Calculation Agent will determine the amount of leverage that will be applied to the notional currency trading position in the Relevant Eligible Currency Pairs as of the applicable Rebalancing Date as follows:

where:

“Leveragej” means the amount of leverage, expressed as a percentage, to be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of Rebalancing Date j;

“Target Carry” means eight per cent (8%) per annum; and

means the equally weighted average absolute Carry per annum of the Relevant Eligible Currency Pairs, where:

“1R ij” means the Interest Rate for Currency One of Relevant Eligible Currency Pair i, on Rebalancing Date j; and

“R2ij” means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i, on Rebalancing Date j.

Calculation of IncomeFX2 Strategy Value

     IncomeFX2 employs an equally weighted construction methodology. Therefore, on each Rebalancing Date, the amount of leverage determined on such date will be allocated equally amongst each of the Relevant Eligible Currency Pairs. However, the actual weight of the constituent currency pairs may fluctuate during the month due to movements in the exchange rates and interest rates for the relevant currencies. (Rule 7, IncomeFX2 Strategy Rules).

     Subject to the occurrence or existence of a Disruption Event (as defined below), the IncomeFX2 Strategy Value will be calculated and published on each Strategy Business Day during a Calculation Period. The value will be calculated by multiplying the IncomeFX2 Strategy Value as of the Rebalancing Date by a factor designed to account for IncomeFX2’s performance since that Rebalancing Date and by an index adjustment factor of 1% per annum. As discussed above, IncomeFX2’s performance over any period is determined both by the carry of the four (4) currency pairs and by the exchange rate fluctuations of the currency in which the strategy has taken a long position relative to the currency in which the strategy has taken a short position for each of the four (4) currency pairs. In addition, as discussed above, IncomeFX2 can be leveraged up to 150%, which will in turn increase the positive or negative effect that the carry and the exchange rate fluctuations will have on the IncomeFX2 Strategy Value. The 1% per annum fee is calculated daily on an actual / 360 basis and deducted from the IncomeFX2 Strategy Value each Strategy Business Day.

     The IncomeFX2 Strategy Calculation Agent will determine the IncomeFX2 Strategy Value on any Strategy Business Day in a Calculation Period as follows:

where:

“BasketValue jk” means the INCOMEFX2 Strategy Value on Strategy Business Day k in Calculation Period j;

“BasketValuej” means the INCOMEFX2 Strategy Value on Rebalancing Date j in Calculation Period j;

“Leverage j” means the amount of leverage applied to the notional currency trading positions in the Relevant Eligible Currency Pairs on Rebalancing Date j in Calculation Period j;

“Returni jk” means the return, adjusted for the FX Rate, for Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j determined in accordance with the following formula:

where:

“FX1[i]jk” means the FX Rate for Currency One of Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j;

“FX1[i]j” means the FX Rate for Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

“R1[i]j” means the Interest Rate for the Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

“D1 [i]jk” means the Interpolated Interest Rate for Currency One of Relevant Eligible Currency Pair i on Strategy Business Day k of Calculation Period j;

“FX 2[i]jk” means the FX Rate for Currency Two of Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j;

“FX 2[i]j” means the FX Rate for Currency Two of Relevant Eligible Currency Pair i on the Rebalancing Date in Calculation Period j;

“R2[i]j” means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Rebalancing Date j in Calculation Period j;

“D2[i]jk” means the Interpolated Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j;

“Daycount j ,( j+1)” means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (and including) Rebalancing Value Date j through to (but excluding) Rebalancing Value Date j+1;

“Daycount jk, ( j+1)” means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (and including) Business Value Date k in Calculation Period j through to (but excluding) the Rebalancing Value Date j+1;

“Factor[i]j” means (a) + 1, if the Carry-to-Risk Ratio determined by the Calculation Agent for Relevant Eligible Currency Pair i on the Rebalancing Date j was positive, or (b) –1, if the Carry-to-Risk Ratio determined by the Calculation Agent for Relevant Eligible Currency Pair i on Rebalancing Date j was negative;

“A” means an adjustment of one per cent (1%) per annum; and

“Daycount j , j k“ means the daycount fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (but excluding) Rebalancing Value Date j through to (and including) Business Value Date k in Calculation Period j.

     The “Interpolated Interest Rate” means, with respect to the Return for an Eligible Currency Pair on a Strategy Business Day in a Calculation Period the interest rate for the period from (but excluding) the applicable Business Value Date to (and including) the following Rebalancing Value Date for Currency One or Currency Two of such Eligible Currency Pair (as applicable) as determined by the IncomeFX2 Strategy Calculation Agent acting in good faith and a commercially reasonable manner using generally accepted market practices for such calculation. “Business Value Date” means the date that is two week days after a Strategy Business Day in a Calculation Period, unless such date is not a New York Business Day in which case the next following New York Business Day is the Business Value Date.

     A “New York Business Day” means each day (other than a Saturday or a Sunday) on which commercial banks in New York are open generally for business (including for dealings in foreign exchange and foreign currency deposits).

Disruption Event

     If any Strategy Business Day is a Disrupted Day, the IncomeFX2 Strategy Calculation Agent may, but is not obliged, to calculate and publish its good faith estimate of the IncomeFX2 Strategy Value. Any such estimated value may be subject to correction once the relevant Disruption Event ceases. Any such correction will be published on Bloomberg page IFXJ2MUS as soon as reasonably practicable.

     A “Disrupted Day,” means a Strategy Business Day on which a Disruption Event has occurred or exists with respect to at least one currency in an Eligible Currency Pair that currently underlies IncomeFX2.

     A “Disruption Event” means the occurrence or existence of an Inconvertibility Event or FX Disruption Event that the IncomeFX2 Strategy Calculation Agent determines is material or is a Price Source Disruption.

     An “Inconvertibility Event” means any event that affects the convertibility of Currency One or Currency Two (as the case may be) of an Eligible Currency Pair in U.S. Dollars on any date and at the relevant time that the IncomeFX2 Strategy Calculation Agent calculates the Return for such Eligible Currency Pair.

     An “FX Disruption Event” means:

(1)	an event in relation to Currency One or Currency Two of an Eligible Currency Pair (as the case may be, the “Relevant Currency”) which has the effect of preventing, restricting or delaying the IncomeFX2 Strategy Calculation Agent from:

	a)	converting the Relevant Currency into U.S. Dollars through customary legal channels; or

	b)	converting the Relevant Currency into U.S. Dollars at a rate at least as favorable as the rate for domestic institutions located in the country whose lawful currency is the Relevant Currency (the “Relevant Country”); or

	c)	delivering the Relevant Currency from accounts inside the Relevant Country to accounts outside the Relevant Country; or

	d)	delivering the Relevant Currency between accounts inside the Relevant Country or to a party that is a non-resident of the Relevant Country; or

(2)	the imposition by the Relevant Country (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the IncomeFX2 Strategy Calculation Agent determines in good faith is likely materially to affect its ability to obtain a reliable spot exchange rate from a recognized financial source; or

(3)	the implementation by the Relevant Country (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the IncomeFX2 Strategy Calculation Agent determines are likely to materially affect the IncomeFX2 Strategy Calculation Agent’s ability to obtain a reliable spot exchange rate from a recognized financial information source.

     A “Price Source Disruption” means, in respect of an FX Rate or Interest Rate, that it is impossible or practically difficult after using commercially reasonable efforts for the IncomeFX2 Strategy Calculation Agent to obtain a reliable quote for the relevant spot exchange rate or interest rate (as the case may be).

Extraordinary Events

     The lawful currency of any country included in the list of Eligible Currency Pairs is deemed to include the lawful successor currency (“Successor Currency”) of that country. If a country lawfully eliminates, converts, re-denominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange will be deemed replaced by such Successor Currency.

     To the extent that any such elimination, conversion, redenomination or exchange results in Currency One and Currency Two of any Eligible Currency Pair being the same or results in one Eligible Currency Pair being the same as another Eligible Currency Pair, then the Eligible Currency Pair(s) affected by such elimination, conversion, redenomination or exchange (as determined by the IncomeFX2 Strategy Calculation Agent) will be removed from the list of Eligible Currency Pairs on a date selected by the IncomeFX2 Strategy Calculation Agent acting in good faith, and from such date the list of Eligible Currency Pairs will consist of the remaining Eligible Currency Pairs only. If the remaining Eligible Currency Pairs number four (4) or less, then the composition of IncomeFX2 will become static and there will be no further rebalancings.

Corrections and Disclaimer

     If any FX Rate or Interest Rate published by the relevant recognized information source selected by the IncomeFX2 Strategy Calculation Agent acting in good faith and used in any calculation or determination herein is subsequently corrected, or the IncomeFX2 Strategy Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of IncomeFX2, the IncomeFX2 Strategy Calculation Agent may, if it determines acting in good faith, that such error, omission or correction (as the case may be) is material and is practicable, adjust or correct the relevant calculation or determination to take into account such correction.

     Neither the IncomeFX2 Strategy Calculation Agent nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of IncomeFX2 or publication of the IncomeFX2 Strategy Value (or failure to publish such value) and any use which any person may put IncomeFX2 or the IncomeFX2 Strategy Value. All determinations in respect of IncomeFX2 shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the IncomeFX2 Strategy Calculation Agent in respect of IncomeFX2, neither the IncomeFX2 Strategy Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

Discontinuation of the JPMorgan IncomeFX2 Strategy; Alteration of Method of Calculation

     If JPMSL discontinues publication of IncomeFX2 and JPMSL or another entity publishes a successor or substitute underlying that the calculation agent determines, in its sole discretion, to be comparable to the discontinued IncomeFX2 (such underlying being referred to in this product supplement as a “Successor Underlying”), then any underlying closing value will be determined by reference to the value of such Successor Underlying at the time of daily final publication for the Successor Underlying Value on the relevant Initial Averaging Date, if applicable, or Valuation Date or other relevant date or dates as set forth in the relevant terms supplement.

     Upon any selection by the calculation agent of a Successor Underlying, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the IncomeFX2 Strategy Calculation Agent discontinues publication of IncomeFX2 prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, or Valuation Date or other relevant dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Successor Underlying is available at such time, or the calculation agent has previously selected a Successor Underlying and publication of such Successor Underlying is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Valuation Date or other relevant dates, then the calculation agent will determine the underlying closing value for such date. The underlying closing value will be computed by the calculation agent in accordance with the formula for and method of calculating IncomeFX2 or Successor Underlying, as applicable, last in effect prior to such discontinuation, using the interest rates and foreign exchange rates of the currency pairs (or, if trading in the a currency included in IncomeFX2 has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would have prevailed but for the suspension or limitation), at the time of the daily final publications on such date of each currency most recently composing IncomeFX2 or Successor Underlying, as applicable, without rebalancing or substitution following such discontinuation. Notwithstanding these alternative arrangements, discontinuation of the publication of the Underlying may adversely affect the value of the notes.

     If at any time the method of calculating IncomeFX2 or a Successor Underlying, or the value thereof, is changed in a material respect, or if IncomeFX2 or a Successor Underlying is in any other way modified so that IncomeFX2 or such Successor Underlying does not, in the opinion of the calculation agent, fairly represent the value of IncomeFX2 or such Successor Underlying had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the underlying closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value comparable to IncomeFX2 or such Successor Underlying, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the underlying closing value with reference to IncomeFX2 or such Successor Underlying, as adjusted. Accordingly, if the method of calculating IncomeFX2 or a Successor Underlying is modified so that the value of IncomeFX2 or Successor Underlying is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust IncomeFX2 or such Successor Underlying in order to arrive at a value of IncomeFX2 or such Successor Underlying as if there had been no such modification.

THE JPMORGAN INCOMEEM STRATEGY

     The following is a qualitative description of the Strategy Rules for the JPMorgan IncomeEM Strategy (“IncomeEM” or the “Underlying”) dated as of August 1, 2007 (the “IncomeEM Strategy Rules”) and the methodology set forth in those rules for calculating the IncomeEM Strategy Value on each IncomeEM Strategy Business Day (each as defined below), as modified as described below. For a more detailed and quantitative description of the IncomeEM Strategy Rules, please see Addendum B attached to this product supplement. The IncomeEM Strategy Rules, and not this description, will govern the calculation and constitution of IncomeEM and other decisions and actions related to its maintenance, including (but not limited to) the calculation of the IncomeEM Strategy Value. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the IncomeEM Strategy Rules.

     There is one modification to the IncomeEM Strategy Rules. Notwithstanding the statement in Rule 2 that the “Strategy Calculation Agent will then replicate notional currency trading positions in the five (5) Eligible Currency Pairs with the highest Carry-to-Risk Ratios with effect from the relevant Rebalancing Calculation Date,” the rebalancing will take place as of the relevant Rebalancing Date.

     The JPMorgan IncomeEM Strategy is the intellectual property of J.P. Morgan Securities Ltd. (“JPMSL”) and JPMSL reserves all rights with respect to its ownership of the JPMorgan IncomeEM Strategy.

General

     The JPMorgan IncomeEM Strategy was launched on May 15, 2007 to implement a currency trading strategy known as “positive carry.” IncomeEM applies this strategy to a universe of twenty (20) emerging market currencies pairs. A positive carry strategy seeks to capitalize on the relationship between certain eligible currency pairs by attempting to earn a return, or “carry,” by buying currencies of countries with relatively high interest rates and simultaneously selling currencies of countries with low interest rates. IncomeEM synthetically implements this trading strategy by replicating notional trading positions in five different currency pairs that have the highest absolute Carry-to-Risk Ratio (as defined below). The notional currency trading positions are weighted equally and rebalanced on each Rebalancing Date (as defined below). The initial IncomeEM Strategy Value was first published on May 15, 2007 with an initial value of 100.

     IncomeEM is described as a “notional” or “synthetic” portfolio because its reported value does not represent the value of any actual assets held by any person. The IncomeEM Strategy Value on any Strategy Business Day references the value of a hypothetical portfolio of emerging market currency positions, minus an index adjustment of one percent (1%) per annum, which accrues daily on an actual/360 basis. There is no actual portfolio of assets in which any person has any ownership interest.

     The IncomeEM Strategy Value will depend in part on the “carry” that the strategy can earn from the difference in interest rates for the two currencies for each currency pair. In general, a higher “carry” will increase the IncomeEM Strategy Value. The IncomeEM Strategy Value will also depend on the value of the notional currency trading positions taken by IncomeEM on each Rebalancing Date. If the currencies in which IncomeEM takes a long position appreciate relative to the currencies in which IncomeEM has taken a short position, the IncomeEM Strategy Value will rise. If the currencies in which IncomeEM takes a long position depreciate relative to the currencies in which IncomeEM has taken a short position, the IncomeEM Strategy Value will fall.

     Leverage used in IncomeEM will amplify the magnitude of changes in the IncomeEM Strategy Value. See “Risk Factors — Risks Related to Basket Strategies; leverage used in IncomeFX2 and IncomeEM will amplify the magnitude of changes in the IncomeFX2 Strategy Value and the IncomeEM Strategy Value.” Investments in emerging markets and their currencies tend to be more volatile than investments in developed countries and their respective currencies. In order to address this risk, IncomeEM allows for leverage of up to 300% to constrain (or attempt to constrain) its annualized volatility within a targeted maximum volatility of 10.0% per annum (the “Target Volatility”). (Rule 7, IncomeEM Strategy Rules). There is no assurance that annualized volatility of the IncomeEM Strategy Value will be less than the Target Volatility. See “Risk Factors — Risks Related to Basket Strategies; The annualized volatility of the IncomeEM Strategy Value may not achieve the target volatility.”

The IncomeEM Strategy Calculation Agent and Publication of the IncomeEM Strategy Value

     JPMSL or any affiliate or subsidiary of its designation will act as the IncomeEM Strategy Calculation Agent. The IncomeEM Strategy Calculation Agent will calculate the IncomeEM Strategy Value on each Strategy Business Day, subject to the occurrence or existence of a Market Disruption Event (as defined below). A “Strategy Business Day”, means (a) for June 15, 2007, and any date thereafter, each day which is a “London Business Day” and (b) for any date before June 15, 2007, a “New York Business Day.” A “London Business Day” means each day (other than a Saturday or a Sunday) on which commercial banks in London are open generally for business (including for dealings in foreign exchange and foreign currency deposits). A “New York Business Day” means each day (other than a Saturday or a Sunday) on which (a) commercial banks in New York are open generally for business (including for dealings in foreign exchange and foreign currency deposits); and (b) the sponsor of the Emerging Local Markets Index Plus (“ELMI+ Index”) calculates and publishes a level for the ELMI+ Index.

     The IncomeEM Strategy Calculation Agent’s determination with respect to IncomeEM and interpretation of the IncomeEM Strategy Rules will be final. (Rule 3, IncomeEM Strategy Rules). The IncomeEM Strategy Value is published each Strategy Business Day during the period from (and including) a Rebalancing Date (as defined below) to (but excluding) the next Rebalancing Date (each such period, a “Calculation Period”) under the Bloomberg ticker symbol “IFXJEMUS” and we expect it to continue to be published through maturity of the notes.

Possible Constituent Currency Pairs of IncomeEM

     The table below sets forth the potential universe of currency pairs that may be held in the IncomeEM synthetic portfolio, each of which we refer to as an “Eligible Currency Pair.” Each Eligible Currency Pair has one currency designated as “Currency One” and another designated as “Currency Two.” (Rule 4, IncomeEM Strategy Rules).

Eligible Currency Pairs

Currency One	Currency Two

Argentine Peso (ARS)	U.S. Dollar
Brazilian Real (BRL)	U.S. Dollar
Chilean Peso (CLP)	U.S. Dollar
Chinese Yuan (CNY)	U.S. Dollar
Columbian Peso (COP)	U.S. Dollar
Czech Republic Koruna (CZK)	U.S. Dollar
Hong Kong Dollar (HKD)	U.S. Dollar
Hungarian Forint (HUF)	U.S. Dollar
Israeli Shekel (ILS)	U.S. Dollar
Indian Rupee (INR)	U.S. Dollar
South Korean Won (KRW)	U.S. Dollar
Mexican Peso (MXN)	U.S. Dollar
Phillipine Peso (PHP)	U.S. Dollar
Polish Zloty (PLN)	U.S. Dollar
Russian Ruble (RUB)	U.S. Dollar
Singapore Dollar (SGD)	U.S. Dollar
Slovak Koruna (SKK)	U.S. Dollar
Turkish Lira (TRY)	U.S. Dollar
Taiwanese Dollar (TWD)	U.S. Dollar
South African Rand (ZAR)	U.S. Dollar

Eligible Currency Pairs may be excluded from the list of Eligible Currency Pairs if they are removed from the ELMI + Index. Exclusion of any Eligible Currency Pair from the list of Eligible Currency Pairs shall be effective as of the Rebalancing Calculation Date (as defined below) immediately following the effective date of the removal of such Eligible Currency Pair from ELMI+. Furthermore, whether or not Eligible Currency Pairs are removed from the EMLI+, no new currency pairs will be added to the list of Eligible Currency Pairs.

     As of the most recent rebalancing of the IncomeEM , the synthetic portfolio for the Calculation Period commencing on May 15, 2008 included the following Eligible Currency Pairs: (1) ARS / USD, (2) USD / HKD, (3) PHP/USD, (4) MXN / USD, and (5) TRY / USD.

Selection of Notional Currency Trading Positions and Rebalancing

     On each Rebalancing Calculation Date (as defined below), the IncomeEM Strategy Calculation Agent will select five new Eligible Currency Pairs that will be included in the synthetic portfolio using the methodology set out below. The notional currency trading positions will be rebalanced with the new Relevant Eligible Currency Pairs on the following Rebalancing Date.

     When we refer to the “Rebalancing Calculation Date”, we are referring to the third London Business Day immediately preceding each Anticipated Rebalancing Date (as defined below), or if such day is not a Strategy Business Day, the Strategy Business Day immediately preceding such day. When we refer to the “Anticipated Rebalancing Date,” we are referring to the fifteenth (15th) day of each calendar month, or if such fifteenth (15th) day will not, as anticipated on the Rebalancing Date prior to such Anticipated Rebalancing Date, be a Strategy Business Day, a London Business Day and an EM Business Day, then the next day (as anticipated on the Rebalancing Date prior to such Anticipated Rebalancing Date) which is a Strategy Business Day, a London Business Day and an EM Business Day. An “EM Business Day” means each day (other than a Saturday or a Sunday) on which commercial banks in the principal financial center for each Currency One are open generally for business (including for dealings in foreign exchange and foreign currency deposits). When we refer to a “Rebalancing Date,” we are referring to the Anticipated Rebalancing Date, or if such day is not a Strategy Business Day, a London Business Day and an EM Business Day, the following day that is a Strategy Business Day, a London Business Day and an EM Business Day.

     On each Rebalancing Calculation Date, the IncomeEM Strategy Calculation Agent will, for each Eligible Currency Pair, determine a Carry-to-Risk Ratio for each side (bid and offer) by calculating the difference in the interest rates of Currency One and Currency Two and dividing that difference by an “Annualized Eligible Currency Pair Risk” for each Currency Pair on that Rebalancing Calculation Date. The calculation is designed to determine which potential currency pairs provide for the highest carry for the least amount of associated risk of movements in exchange rates for the relevant currency pair. Risk is measured in terms of volatility, whereby higher volatility is considered an indication of higher risk. The new currency pairs will be reflected as the underlying IncomeEM components.

The Carry-to-Risk Ratio is calculated as follows:

where:

CTRksidei means the Carry-to-Risk Ratio for the relevant side of Eligible Currency Pair i on Rebalancing Calculation Date k;

IRside[i]k means the implied interest rate for the relevant side for Currency One of Eligible Currency Pair i on Rebalancing Calculation Date k;

IR$k means the USD LIBOR Interest Rate on Rebalancing Calculation Date k, or if such or if such day is not a London Business Day, the immediately preceding London Business Day;

σik means the Annualized Eligible Currency Pair Risk (as defined below) for Eligible Currency Pair i, as of Rebalancing Calculation Date k; and

εside means +1 where the relevant side is the bid and -1 where the relevant side is the offer.

     The Annualized Eligible Currency Pair Risk for each Eligible Currency Pair is a calculation designed to measure the currency exchange volatility of the two currencies over the previous twelve-month period, so as to determine the associated exchange rate risk of that potential notional position. The “Annualized Eligible Currency Pair Risk” for any Eligible Currency Pair on any day is the standard deviation of the natural logarithms of the daily returns of such Eligible Currency Pair, calculated over the Relevant Review Periods, as determined by the IncomeEM Strategy Calculation Agent in accordance with the following formula:

     where:

     ORmidi means the Forward Rate for Eligible Currency Pair i; and

     kcalculate means the Rebalancing Calculation Date for Calculation Period k.

     ln means the natural logarithm;

means each daily return of an Eligible Currency Pair I at time t

     ORmidi means, the one month Forward Rate for the Eligible Currency Pair i;

     N means 62.

     “Relevant Review Period” means (i) in the event that the Rebalancing Calculation Date is a Strategy Business Day, the 61 Strategy Business Days prior to that Rebalancing Calculation Date and that Rebalancing Calculation Date or, (ii) in the event that the Rebalancing Calculation Date is not a Strategy Business Day, the 62 Strategy Business Days prior to that Rebalancing Calculation Date.

     After determining the Carry-to-Risk Ratio for each side of each Eligible Currency Pair, the IncomeEM Strategy Calculation Agent will rank the long or short positions in the each Currency One of each Eligible Currency Pair versus USD in descending order from the Eligible Currency Pair Position with the highest Carry-to-Risk Ratio to the Eligible Currency Pair Position with the lowest Carry-to-Risk Ratio. The IncomeEM Strategy Calculation Agent will synthetically replicate notional buy or sell currency trading positions in the five (5) Eligible Currency Pairs with the highest Carry-to-Risk Position Ratios (the “Relevant Eligible Currency Pairs” and such notional trading positions, the “Qualifying Notional Currency Trading Positions”). If a Relevant Eligible Currency Pair is selected for a Carry-to-Risk Ratio for the bid side, then IncomeEM will be deemed to take a long position in Currency One and a short position in Currency Two on the Rebalancing Date. Conversely, if a Relevant Eligible Currency Pair is selected for a Carry-to-Risk Ratio for the offer side, then IncomeEM will be deemed to take a long position in Currency Two and a short position in Currency One on the Rebalancing Date.

Data Sourcing and Determination of the Implied Interest Rate of the Eligible Currency Pairs

     To calculate the IncomeEM Strategy Value, the IncomeEM Strategy Calculation Agent first sources bid and offer one month FX Rates and one month Forward Points for the Eligible Currency Pairs, together with the relevant USD LIBOR Interest Rates for a designated maturity of one month.

     On each Strategy Business Day, the IncomeEM Strategy Calculation Agent will calculate the bid and offer for the one-month implied interest rate of each Eligible Currency Pair according to the formula:

where:

and where, in respect of Eligible Currency Pair i on the relevant Strategy

Business Day, 1Mi is the one month forward date, which is the thirtieth (30th) calendar day from the Strategy Business Day on which the calculation is made; and SDi is the spot date for such Eligible Currency Pair (in other words, the Strategy Business Day on which such calculation is performed).

side refers to the offer or the bid, as the case may be. For the avoidance of doubt, the offer relates to the side of the bid-offer price at which a market maker would sell U.S. Dollars and the bid relates to the side of the bid-offer price at which a market maker would buy U.S. Dollars.

ORsidei means, in respect of Eligible Currency Pair i on the relevant Strategy Business Day, the one month Forward Rate with respect of the relevant side computed as follows:

ORside[i] = Sside[i] + Fside[i], where Sside[i] means the FX Rate and Fside[i] means the one month Forward Points, each with respect of the relevant side.

IR$ means the USD LIBOR Interest Rate for a designated maturity of one month on the relevant Strategy Business Day.

     The one month FX Rates, one month Forward Rates and one month Forward Points for each Eligible Currency Pair are quoted in accordance with market convention and represent the cost of one U.S. Dollar in units of Currency One for each Eligible Currency Pair.

     When we refer to “Forward Points,” we are referring to the difference between the Forward Rate of the Eligible Currency Pair and the FX Rate on such Strategy Business Day, and when we refer to “Forward Rate” we are referring to the forward foreign exchange rate obtained by the IncomeEM Strategy Calculation Agent from relevant Reuters Pages specified in the table below. The “FX Rate” means the spot exchange rate to be obtained from the relevant Reuters Pages specfied in the table below. If any such rate is not published on the relevant Reuters page (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate), the “Forward Rate” or “FX Rate” shall be the rate determined by the IncomeEM Strategy Calculation Agent acting in good faith and a commercially reasonable manner. “USD LIBOR Interest Rate” means with respect of any Strategy Business Day, “USD-LIBOR-BBA” quoted on that Business Day for a period (i) whose designated maturity of one month is as specified at the time and (ii) commencing on a Reset Date which is two London Business Days following such relevant Business Day (all as defined in the 2006 ISDA Definitions).

Eligible Currency Pair (Currency One/ Currency Two)	FX Rate (spot): Reference Page on Reuters	Forward Rate (one month forward): Reference Page on Reuters	Time of Source

CNY/USD	INDF01	INDF01	8:00 AM London Time

HKD/USD	ICHKD1	ICHKD1	8:00 AM London Time

INR/USD	INDF01	INDF01	8:00 AM London Time

KRW/USD	INDF01	INDF01	8:00 AM London Time

PHP/USD	INDF01	INDF01	8:00 AM London Time

SGD/USD	SGD=D2	PYSGD	8:00 AM London Time

THB/USD	THB=D2	PREE	8:00 AM London Time

TWD/USD	INDF01	INDF01	8:00 AM London Time

RUB/USD	EMTA	GFIR	11:00 Moscow Time / 9.30
AM London Time

TRL/USD	TRYTOM10H=D3	CCMTC	10.00 GMT London Time

ARS/USD	SAGE	SAGE	Various

BRL/USD	SAGE	SAGE	Various

CLP/USD	SAGE	SAGE	Various

COP/USD	SAGE	SAGE	Various

MXN/USD	SAGE	SAGE	Various

CZK/USD	ECB37	SAGE	2:15PM Central European
Time / Various

HUF/USD	ECB37	SAGE	2:15PM Central European
Time / Various

PLN/USD	ECB37	SAGE	2:15PM Central European
Time / Various

SKK/USD	ECB37	SAGE	2:15PM Central European
Time / Various

ILS/USD	SAGE	SAGE	Various

ZAR/USD	ECB37	SAGE	2:15PM Central European
Time / Various

Leveraging of IncomeEM

     Once the five (5) Eligible Currency Pairs are selected for the Calculation Period, IncomeEM may be leveraged up to 300% to achieve a Target Volatility of 10% per annum. The Target Volatility is based on historic volatility, which may or may not remain stable in the future. There can be no assurance that IncomeEM will achieve the Target Volatility.

     On each Rebalancing Calculation Date, the IncomeEM Strategy Calculation Agent will determine the amount of leverage to be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of the following Rebalancing Date in accordance with the following formula:

where:

Leveragek means the amount of leverage, expressed as a percentage, to be applied to the Qualified Notional Currency Trading Positions in the Relevant Eligible Currency Pairs as of Calculation Period k;

     Target Volatility means ten (10) per cent. per annum; and

     AVolk means the annualized volatility of the Relevant Eligible Currency Pairs as of the Calculation Period k, calculated in accordance with the following formula:

where:
mk1, mk2,,..., mk5 are the five (5) Relevant Eligible Currency Pairs in Calculation Period k;

means the Annualized Eligible Currency Pair Risk for the ith Relevant Eligible Currency Pair chosen on Rebalancing Date k (pair mk );

is the correlation between the immediately preceding 62 log returns for the Relevant Review Period of the one-month mid Forward Rates for the Relevant Eligible Currency Pairs mk i and mk j chosen on Rebalancing Date k; and

wmk[i] means (a) -1/5, where the ith Relevant Eligible Currency Pair is selected for the offer side, or (b) +1/5 where the ith Relevant Eligible Currency Pair is selected for the bid side on Rebalancing Date for the Period k and, for the avoidance of doubt, a weight of +1/5 means a long position in Currency One of the Relevant Eligible Currency Pair is assumed in the Qualified Notional Currency Trading Positions and a weight of -1/5 means a short position in Currency One of the Relevant Eligible Currency Pair is assumed in the notional currency trading position.

     To calculate leverage, the IncomeEM Strategy Calculation Agent first calculates the annualized volatility for the Relevant Eligible Currency Pairs by taking the square root of the sum of the pairwise multiples of: (a) -1/5 or 1/5, as applicable, multiplied by (b) the correlation between the immediately preceding 62 log returns for the Relevant Review Period of the one-month mid forward rates for the Relevant Eligible Currency Pairs multiplied by (c) the product of the Annualized Eligible Currency Pair Risk for the two relevant currency pairs. The leverage is then determined to be the minimum of (i) the Target Volatility divided by this number (AVolk) and (ii) 300%. For example, if AVolk is 2.50%, the leverage will be the minimum of (i) 10.00% divided by 2.50% (which equals 400%), and (ii) 300%.

Calculation of IncomeEM Strategy Value

     IncomeEM employs an equally weighted construction methodology. Therefore, on each Rebalancing Date, the amount of leverage determined on such date will be allocated equally amongst each of the Relevant Eligible Currency Pairs. However, the actual weight of each of the Relevant Eligible Currency Pairs may fluctuate during any Calculation Period as a result of the movement in the FX Rates for each such Relevant Eligible Currency Pair. The weights may also fluctuate due to movements in the implied interest rate for each emerging market currency of the Relevant Eligible Currency Pairs or the USD LIBOR Interest Rate. (Rule 8, IncomeEM Strategy Rules)

     Subject to the occurrence or existence of a Market Disruption Event, the IncomeEM Strategy Value will be calculated and published on each Strategy Business Day during a Calculation Period. The value will be calculated by multiplying the IncomeEM Strategy Value as of the Rebalancing Calculation Date by a factor designed to account for IncomeEM’s performance since that Rebalancing Calculation Date and by an index adjustment factor of 1% per annum. As discussed above, IncomeFX2’s performance over any period is determined both by the carry of the five (5) currency pairs and by the exchange rate fluctuations of the currency in which the strategy has taken a long position relative to the currency in which the strategy has taken a short position for each of the five (5) currency pairs. In addition, as discussed above, IncomeFX2 may be leveraged up to 300%, which will in turn increase the positive or negative effect that the carry and the exchange rate fluctuations will have on the IncomeEM Strategy Value. The 1% per annum fee is calculated daily on an actual / 360 basis and deducted from the IncomeEM Strategy Value each Strategy Business Day.

     On any Strategy Business Day, the IncomeEM Strategy Calculation Agent will determine the IncomeEM Strategy Value in a Calculation Period as follows:

where:

BasketValuekn means the IncomeEM Strategy Value on Strategy Business Day n in Calculation Period k;

BasketValuek means the IncomeEM Strategy Value on Rebalancing Date k in Calculation Period k;

Leveragek means the amount of leverage applied to the Qualified Notional Currency Trading Positions in the Relevant Eligible Currency Pairs on Rebalancing Date k in Calculation Period k;

Factorik means (a) +1, if a long position in Currency One of the ith Relevant Eligible Currency Pair is assumed on Rebalancing Date k, or (b) –1, if a short position in Currency One is assumed; A means an adjustment of one (1) per cent per annum;

means the return, adjusted for the FX Rate, for ith Relevant Eligible Currency Pair on London Business Day n in Calculation Period k determined in accordance with the following formulae:

(a) in respect of any Strategy Business Day from, and including, the Strategy Business Day immediately following the immediately preceding Rebalancing Date to, but excluding, the immediately following Rebalancing Date;

and (b) in respect of the immediately following Rebalancing Date:

where:

Sside, m [k] [i] k means the FX Rate for the selected side of the ith Relevant Eligible Currency Pair on Rebalancing Calculation Date k in Calculation Period k;

SOppSide,mk [i] kn means the FX Rate for opposite side of the ith Relevant Eligible Currency Pair on Strategy Business Day n in Calculation Period k;

means the implied one-month interest rate for the selected side of Currency One in the ith Relevant Eligible Currency Pair on the Rebalancing Date k in Calculation Period k (calculated in accordance with the section entitled “Determination of the Implied Interest Rate of the Eligible Currency Pair”);

means the Interpolated Interest Rate for the side opposite the selected side of Currency One in the ith Relevant Eligible Currency Pair on Strategy Business Day n in Calculation Period k as determined by the Calculation Agent;

means the USD LIBOR Interest Rate on the London Business Day on or before Strategy Business Day n in Calculation Period k as determined by the Calculation Agent;

means the Interpolated Interest Rate for U.S. Dollars on the Business Day n (or if, for the purposes of calculations prior to 15th June 2007, that Business Day is not a London Business Day, then the preceding Business Day which is a London Business Day) on or before the Rebalancing Date k in Calculation Period k;

Daycount[m] [k] [i] k, (k+1) means the day count fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (but excluding) the spot date for the ith Relevant Eligible Currency Pair on the kth Rebalancing Date through to (and including) the spot date for the same Eligible Currency Pair on the (k+1)th Rebalancing Date; and

Daycount[m] [k] [i] k n, k+1 means the day count fraction determined on the basis of “actual/360” where the numerator represents the actual number of calendar days from (but excluding) the spot date for the ith Relevant Eligible Currency Pair on the nth Strategy Business Day of the kth Calculation Period through to (and including) the spot date for same Eligible Currency Pair on the (k+1)th Rebalancing Date.

The “Interpolated Interest Rate” means, in respect of the return for a Relevant Eligible Currency Pair i on Strategy Business Day k in Calculation Period j, the rate for the period from (but excluding) the valuation date corresponding to Business Date k, to (and including) the valuation date corresponding to Rebalancing Calculation Date j+1 for Currency One or Currency Two of such Eligible Currency Pair (as applicable), as determined by the IncomeEM Strategy Calculation Agent acting in good faith and a commercially reasonable manner using generally accepted market practices for such calculation.

Disruption Event

     If, on any Strategy Business Day during a Calculation Period, (a) a Market Disruption Event (as defined below) either occurs or exists in respect of a Relevant Eligible Currency Pair, or (b) an Unscheduled Holiday occurs or exists (each such day, a “Disrupted Day”), the IncomeEM Strategy Calculation Agent may, but is not obliged to, estimate the IncomeEM Strategy Value. Any such estimated value may be subject to correction once the relevant Market Disruption Event ceases. Any such correction will be published on Bloomberg page IFXJEMUS or such other source as identified by the IncomeEM Strategy Calculation Agent as soon as reasonably practicable.

     An “Unscheduled Holiday” means, in respect any currency of an Eligible Currency Pair (for this definition, such currency, a “Relevant Currency”), a day (other than a Saturday or a Sunday) on which (a) commercial banks in the country whose lawful currency is the Relevant Currency are open generally for business (including for dealings in foreign exchange and foreign currency deposits), but were not so on such day, and the market was not aware of such fact (by means of public announcement or by reference to other publicly available information) until a time later than 9:00 a.m. local time in the principal financial centre(s) of the Relevant Currency two Strategy Business Days prior to the such day.

     If, on any Rebalancing Calculation Date, there is a Market Disruption Event existing in respect of any Eligible Currency Pair (the “Disrupted Currency Pair”), such Disrupted Currency Pair shall be excluded from the determinations in respect of Carry-to-Risk Ratios for such Rebalancing Calculation Date.

     If, on any Rebalancing Date, there is a Market Disruption Event existing in respect of any Relevant Eligible Currency Pair chosen on the immediately preceding Rebalancing Calculation Date, such pair will be replaced by the Eligible Currency Pair with the next highest Carry-to-Risk Ratio on such Rebalancing Date with immediate effect.

     If, on any Rebalancing Date (for these purposes, the “Scheduled Rebalancing Date”), there is a Market Disruption Event existing in respect of any Relevant Eligible Currency Pair as of the immediately preceding Rebalancing Date (a “Disrupted Previous Currency Pair”), any such Disrupted Previous Currency Pair shall not be rebalanced on the Scheduled Rebalancing Date. The remaining Relevant Eligible Currency Pairs only (the “Undisrupted Previous Currency Pairs”) shall be rebalanced.

     Each of the Undisrupted Previous Currency Pairs shall be rebalanced on the Scheduled Rebalancing Date with new notional currency trading positions in the Relevant Eligible Currency Pairs with the highest Carry-to-Risk Ratios. The Rebalancing Date for the Disrupted Previous Currency Pairs shall be the first succeeding Strategy Business Day that is not a Disrupted Day, unless each of the ten (10) Strategy Business Days immediately following the Scheduled Rebalancing Date is a Disrupted Day. In that case, the eleventh (11th) Strategy shall be deemed to be the Rebalancing Date in respect of the Disrupted Previous Currency Pairs, notwithstanding the fact that such day is a Disrupted Day and the IncomeEM Strategy Calculation Agent shall determine its good faith estimate of the IncomeEM Strategy Value using the relevant Disruption Fallback, if available or, if the relevant Disruption Fallback is not available, using its own good faith estimate of the FX Rate relevant for such Disrupted Currency Pair.

     If any Strategy Business Day is a Disrupted Day, the IncomeEM Strategy Calculation Agent may, but is not obligated to calculate and publish its good faith estimate of the IncomeEM Strategy Value.

     “Market Disruption Event” means, on any Strategy Business Day, the occurrence or existence of any of (i) an Inconvertibility Event in respect of any Relevant Eligible Currency Pair that is a Fully Convertible Currency Pair, (ii) a Price Source Disruption or (iii) an FX Disruption Event that the IncomeEM Strategy Calculation Agent determines is material.

     “Inconvertibility Event” means any event that affects the convertibility of Currency One of any Fully Convertible Currency Pair (the “Relevant Currency”) into U.S. Dollars on any date and at the relevant time that the IncomeEM Strategy Calculation Agent calculates the return for such Eligible Currency Pair, including, but not limited to:

(a)	the imposition by the country whose lawful currency is the Relevant Currency (the “Relevant Country”) (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the IncomeEM Strategy Calculation Agent determines in good faith is likely to affect adversely the ability of participants in the foreign exchange markets in relation to:

	(i)	converting the Relevant Currency into U.S. Dollars through customary legal channels;

	(ii)	converting the Relevant Currency into U.S. Dollars at a rate at least as favorable as the rate for domestic institutions located in the country whose lawful currency is the Relevant Currency (the “Relevant Country”);

	(iii)	delivering the Relevant Currency from accounts inside the Relevant Country to accounts outside the Relevant Country; or

	(iv)	delivering the Relevant Currency between accounts inside the Relevant Country or to a party that is a non-resident of the Relevant Country;

(b)	the implementation by the Relevant Currency (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership).

     A “Fully Convertible Currency Pair” means an Eligible Currency Pair of which Currency One is fully convertible into USD. The Currency Ones of such Fully Convertible Currency Pairs are: CZK, HKD, HUF, ILS, MXN, SGD, SKK, PLN, TRY and ZAR.

     “Price Source Disruption” means, in respect of an FX Rate or any data required to determine the implied interest rate for a Relevant Currency, that it is impossible or commercially impracticable after using commercially reasonable efforts for the IncomeEM Strategy Calculation Agent to obtain a reliable quote for the relevant FX Rate or data required to determine an implied interest rate for a Relevant Currency (as the case may be).

     “FX Disruption Event” means, in relation to Currency One of an Eligible Currency Pair, (as the case may be, the “Relevant Currency”), any disruption to the relevant foreign exchange market(s) (which is not an Inconvertibility Event) which in the material opinion of the IncomeEM Strategy Calculation Agent is material:

          (a)     the imposition by the country whose lawful currency is the Relevant Currency (the “Relevant Country”) (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the IncomeEM Strategy Calculation Agent determines in good faith is likely materially to affect its ability to obtain a reliable spot exchange rate from a recognized financial source; or

          (b)     the implementation by the Relevant Country (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the IncomeEM Strategy Calculation Agent determines are likely to materially affect the IncomeEM Strategy Calculation Agent’s ability to obtain a reliable spot exchange rate from a recognized financial information source.

     “Disruption Fallback” means, in relation to a Disrupted Previous Currency Pair and a Rebalancing Date, the alternative source to be used for the relevant FX Rate for such Disrupted Previous Currency Pair as set out below:

Eligible Currency Pairs

Currency One	Disruption Fallbacks

ARS	EMTA ARS Indicative Survey Rate
BRL	EMTA BRL Industry Survey Rate,
EMTA BRL Indicative Survey Rate
CLP	EMTA CLP Indicative Survey Rate
CNY	SFEMC CNY Indicative Survey Rate
COP	EMTA COP Indicative Survey Rate
CZK	IncomeEM Strategy Calculation Agent*
HKD	IncomeEM Strategy Calculation Agent*
HUF	IncomeEM Strategy Calculation Agent*
INR	SFEMC INR Indicative Survey Rate
ILS	IncomeEM Strategy Calculation Agent*
SGD	IncomeEM Strategy Calculation Agent*
SKK	IncomeEM Strategy Calculation Agent*
MXN	IncomeEM Strategy Calculation Agent*
PHP	SFEMC PHP Indicative Survey Rate
PLN	IncomeEM Strategy Calculation Agent*
RUB	EMTA RUB Indicative Survey Rate
KRW	SFEMC KRW Indicative Survey Rate
ZAR	IncomeEM Strategy Calculation Agent*
TWD	SFEMC TWD Indicative Survey Rate
TRY	IncomeEM Strategy Calculation Agent*

*As determined by the IncomeEM Strategy Calculation Agent acting in good faith and in a commercially reasonable manner.

Extraordinary Events

     The lawful currency of any country included in the list of Eligible Currency Pairs is deemed to include the lawful successor currency (“Successor Currency”) of that country. If a country lawfully eliminates, converts, re-denominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange will be deemed replaced by such Successor Currency.

     To the extent that any such elimination, conversion, redenomination or exchange results in Currency One and Currency Two of any Eligible Currency Pair being the same or results in one Eligible Currency Pair being the same as another Eligible Currency Pair, then the Eligible Currency Pair(s) affected by such elimination, conversion, redenomination or exchange (as determined by the IncomeEM Strategy Calculation Agent) shall be removed from the list of Eligible Currency Pairs on a date selected by the IncomeEM Strategy Calculation Agent acting in good faith, and from such date the list of Eligible Currency Pairs shall consist of the remaining Eligible Currency Pairs only. If the remaining Eligible Currency Pairs number four (4) or fewer, then the composition of IncomeEM will become static and there will be no further rebalancing.

Corrections and Disclaimer

     If any FX Rate or USD LIBOR Interest Rate published by the relevant recognized information source selected by the IncomeEM Strategy Calculation Agent acting in good faith and used in any calculation or determination herein is subsequently corrected, or the IncomeEM Strategy Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of IncomeEM, the IncomeEM Strategy Calculation Agent may, if it determines acting in good faith, that such error, omission or correction (as the case may be) is material and is practicable, adjust or correct the relevant calculation or determination to take into account such correction.

     Neither the IncomeEM Strategy Calculation Agent nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each, a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of IncomeEM or publication of the IncomeEM Strategy Value (or failure to publish such value) and any use which any person may put IncomeEM or the IncomeEM Strategy Value. All determinations in respect of IncomeEM shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the IncomeEM Strategy Calculation Agent in respect of IncomeEM, neither the IncomeEM Strategy Calculation Agent nor any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

Discontinuation of the JPMorgan IncomeEM Strategy; Alteration of Method of Calculation

     If JPMSL discontinues publication of IncomeEM and JPMSL or another entity publishes a successor or substitute underlying that the calculation agent determines, in its sole discretion, to be comparable to the discontinued IncomeEM (such underlying being referred to in this product supplement as a “Successor Underlying”), then any underlying closing value will be determined by reference to the value of such Successor Underlying at the time of daily final publication for the Successor Underlying Value on the relevant Initial Averaging Date, if applicable, or Valuation Date or other relevant date or dates as set forth in the relevant terms supplement.

     Upon any selection by the calculation agent of a Successor Underlying, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the IncomeEM Strategy Calculation Agent discontinues publication of IncomeEM prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, or Valuation Date or other relevant dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Successor Underlying is available at such time, or the calculation agent has previously selected a Successor Underlying and publication of such Successor Underlying is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Valuation Date or other relevant dates, then the calculation agent will determine the underlying closing value for such date. The underlying closing value will be computed by the calculation agent in accordance with the formula for and method of calculating IncomeEM or Successor Underlying, as applicable, last in effect prior to such discontinuation, using the interest rates and foreign exchange rates of the currency pairs (or, if trading in the a currency included in IncomeEM has been materially suspended or materially limited, the calculation agent’s good faith estimate of the exchange rate for such currency and the corresponding interest rate that would have prevailed but for the suspension or limitation), at the time of the daily final publications on such date of each currency most recently composing IncomeEM or Successor Underlying, as applicable, without rebalancing or substitution following such discontinuation. Notwithstanding these alternative arrangements, discontinuation of the publication of the Underlying may adversely affect the value of the notes.

     If at any time the method of calculating IncomeEM or a Successor Underlying, or the value thereof, is changed in a material respect, or if IncomeEM or a Successor Underlying is in any other way modified so that IncomeEM or such Successor Underlying does not, in the opinion of the calculation agent, fairly represent the value of IncomeEM or such Successor Underlying had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the underlying closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value comparable to IncomeEM or such Successor Underlying, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the underlying closing value with reference to IncomeEM or such Successor Underlying, as adjusted. Accordingly, if the method of calculating IncomeEM or a Successor Underlying is modified so that the value of IncomeEM or Successor Underlying is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust IncomeEM or such Successor Underlying in order to arrive at a value of IncomeEM or such Successor Underlying as if there had been no such modification.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc. will act as the calculation agent for the notes. For notes linked to a single Basket Strategy, the calculation agent will determine, among other things, the Initial Strategy Value, Strike Value, if applicable, the Strategy Closing Value on each Initial Averaging Date, if applicable, and each Valuation Date, the Ending Strategy Value, the Strategy Return and the payment at maturity, if any, on the notes. For notes linked to a Basket, the calculation agent will determine, among other things, the Starting Basket Level, Strike Level, if applicable, the Basket Closing Level on each Valuation Date, the Ending Basket Level, the Basket Return, the Initial Strategy Value of each Basket Strategy, Strike Value of each Basket Strategy, if applicable, the Strategy Closing Value of each Basket Strategy on each Initial Averaging Date, if applicable, and each Valuation Date, the Ending Strategy Value of each Basket Strategy, the Strategy Return of each Basket Strategy on each Valuation Date and the payment at maturity, if any, on the notes. The calculation agent will also be responsible for determining whether there has been a market disruption event or a discontinuation of either Basket Strategy and whether there has been a material change in the method of calculation of one or both of the Basket Strategies. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Initial Strategy Value, Strike Value, if applicable, the Ending Strategy Value, the Strategy Return, any Strategy Closing Value, the Initial Basket Level, Strike Level, if applicable, the Ending Basket Level, the Basket Return or any Basket Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the Strategy Closing Value of a Basket Strategy on any Initial Averaging Date, if applicable, on any Valuation Date, the Ending Strategy Value of such Basket Strategy, the Strategy Return of such Basket Strategy, the Basket Closing Level on any Valuation Date (if applicable), and consequently, the Basket Return (if applicable), or the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to each Basket Strategy, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the non-publication of a closing value for such Basket Strategy for a given trading day; or

  the termination or suspension of, or material limitation or disruption in the trading of, any currency then included in such Basket Strategy that the calculation agent determines, in its sole discretion, materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Valuation Date. If the notes have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

     The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

    one of certain financial institutions;

    a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

    a dealer in securities or foreign currencies;

    a “regulated investment company” as defined in Code Section 851;

    a “real estate investment trust” as defined in Code Section 856;

    a person holding the notes as part of a hedging transaction, straddle, conversion transaction or integrated transaction, or entering into a “constructive sale” with respect to the notes;

    a U.S. Holder (as defined below) whose functional currency is not the U.S. Dollar;

    a trader in securities or foreign currencies who elects to apply a mark-to- market method of tax accounting; or

    a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

     We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as an “open transaction” that is subject to the Treasury Regulations under Section 988 of the Code (the “Section 988 Regulations”) for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as an “open transaction” subject to the Section 988 Regulations and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as an “open transaction” subject to the Section 988 Regulations and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a citizen or resident of the United States;

    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale, exchange or redemption as described below.

     Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Your gain or loss recognized will generally be ordinary income or loss (as the case may be) from U.S. sources for U.S. federal income tax purposes. However, holders of certain forward contracts, futures contracts or option contracts generally are entitled to make an election under Section 988 to treat this ordinary gain or loss as capital gain or loss (a “Section 988 Capital Treatment Election”). It is likely that the notes qualify for a Section 988 Capital Treatment Election. Assuming the Section 988 Capital Treatment Election is available, if you make this election before the close of the day on which you acquire the notes, all gain or loss you recognize on a sale or exchange of the notes should be treated as long-term capital gain or loss, assuming that you have held the notes for more than one year. A U.S. Holder must make the Section 988 Capital Treatment Election with respect to the notes by (a) clearly identifying the transaction on its books and records on the date the transaction is entered into as being subject to this election and either (b) filing the relevant statement verifying this election with the holder’s U.S. federal income tax return or (c) otherwise obtaining independent verification as set forth in the Section 988 Regulations. You should consult your tax adviser with respect to the U.S. tax considerations with respect to an investment in the notes and to the application, mechanics and consequences of a Section 988 Capital Treatment Election.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you may not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

    Other alternative U.S. federal income tax characterizations or treatments of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. In addition, on December 7, 2007, the IRS also issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. Dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency.

We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and revenue ruling described above.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a nonresident alien individual;

    a foreign corporation; or

    a foreign estate or trust.

     You are not a Non-U.S. Holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note (including redemption of the notes at maturity).

     If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction subject to the Section 988 Regulations is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if this gain is effectively connected with your conduct of a trade or business in the United States.

     If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next sentence has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes (including redemption of the notes at maturity) is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements. In addition, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments, which may include the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding paragraphs. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 141-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 141-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 141-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 141-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 141-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 141-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No.093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 141-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 141-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 141-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ADDENDUM A

The material in this Addendum A has been provided by J.P. Morgan
Securities Ltd. We make no representations and can give no assurances regarding the results provided by the strategy.

The JPMorgan IncomeFX2 Strategy
(USD)

Strategy Rules

September 14, 2007

© All Rights Reserved

1. Introduction

This document comprises the Rules of the JPMorgan IncomeFX2 Strategy (USD) (the “IncomeFX2 Strategy”). The Rules may be amended from time to time without notice but will be available from J.P. Morgan Securities Ltd. (“JPMSL”) upon request. A change will in general only be made where it is required to update these Rules or to address an error, omission or ambiguity.

This document is published by JPMSL of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Strategy Calculation Agent.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE RISK FACTORS, DISCLAIMERS AND CONFLICTS SECTIONS BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH RISK FACTORS, DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR CONSTITUTES LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

2. General Notes on the IncomeFX2 Strategy

The IncomeFX2 Strategy is based on a currency trading idea that is generally known as “positive carry”. This trading idea seeks to capitalize on the carry that can be earned from buying currencies of countries with high interest rates and simultaneously selling currencies of countries with low interest rates. The IncomeFX2 Strategy implements this idea by replicating notional currency trading positions in the Eligible Currency Pairs. The IncomeFX2 Strategy seeks to generate a Target Carry per annum and may employ leverage in an attempt to achieve this target. The IncomeFX2 Strategy also offers the potential for capital appreciation. The initial IncomeFX2 Strategy Value was calculated on September 14, 2007 and set equal to 100. There are no assurances that the IncomeFX2 Strategy will achieve its Target Carry or that the notional trading positions chosen by the IncomeFX2 Strategy will result in capital appreciation. Furthermore, no assurance can be given that the investment strategy on which the IncomeFX2 Strategy is based will be successful or that IncomeFX2 Strategy will outperform any alternative strategy that might be employed in respect of the Eligible Currency Pairs.

The Strategy Calculation Agent uses the IncomeFX2 Strategy to replicate notional currency trading positions in the Eligible Currency Pairs. These notional currency trading positions are rebalanced on each Rebalancing Date. On each Rebalancing Date the Strategy Calculation Agent will determine the Carry-to-Risk Ratio for each of the Eligible Currency Pairs and rank them in descending order from the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio to the Eligible Currency Pair with the lowest absolute Carry-to-Risk Ratio. The Strategy Calculation Agent will then determine the four (4) Eligible Currency Pairs with the highest absolute Carry-to-Risk Ratio complying with the Diversification Rule set forth in Section 5 below. On each Rebalancing Date, the Strategy Calculation Agent will select the four (4) Eligible Currency Pairs with the highest absolute Carry-to-Risk Ratio; provided, however that a constituent currency will be only represented once as a Long Currency and once as a Short Currency as set forth in the Diversification Rule. The Strategy Calculation Agent will then replicate notional currency trading positions in the four (4) Eligible Currency Pairs selected with effect from the relevant Rebalancing Value Date.

Subject to the occurrence or existence of Market Disruption Events, the value of the relevant notional currency trading positions (the “IncomeFX2 Strategy Value”) will be published each Business Day during the period from (and including) one Rebalancing Value Date to (but excluding) the next following Rebalancing Value Date (each such period a “Calculation Period”) and such value will be published at Bloomberg page IFXJ2MUS. This should be considered the official source for the IncomeFX2 Strategy Value and a value obtained from any other source (electronic or otherwise) must be considered unofficial. The IncomeFX2 Strategy Value is calculated in USD in accordance with the methodology set out in Section 8 below.

It should be noted that the IncomeFX2 Strategy is described as replicating notional currency trading positions in the Eligible Currency Pairs because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The IncomeFX2 Strategy merely references certain hypothetical currency trading positions, the performance of which will be used as a reference point for the purposes of calculating the IncomeFX2 Strategy Value.

3. Strategy Calculation Agent

JPMSL or any affiliate or subsidiary designated by it will act as calculation agent (the “Strategy Calculation Agent”) for the IncomeFX2 Strategy. The Strategy Calculation Agent’s determinations in respect of the IncomeFX2 Strategy and interpretation of these Rules shall be final. Please refer to the statement of Responsibility below for further information.

4. The Eligible Currency Pairs

“Eligible Currency Pairs” refers to the pairs of constituent currencies, set forth below, consisting a “Currency One” and a “Currency Two”:

(Currency One,	EUR	JPY	GBP	CHF	NOK	SEK	AUD	NZD	CAD
Currency Two)

JPY	(JPY, EUR)
GBP	(GBP, EUR)	(GBP, JPY)
CHF	(CHF, EUR)	(CHF, JPY)	(CHF, GBP)
NOK	(NOK, EUR)	(NOK, JPY)	(NOK, GBP)	(NOK, CHF)
SEK	(SEK, EUR)	(SEK, JPY)	(SEK, GBP)	(SEK, CHF)	(SEK, NOK)
AUD	(AUD, EUR)	(AUD, JPY)	(AUD, GBP)	(AUD, CHF)	(AUD, NOK)	(AUD, SEK)
NZD	(NZD, EUR)	(NZD, JPY)	(NZD, GBP)	(NZD, CHF)	(NZD, NOK)	(NZD, SEK)	(NZD, AUD)
CAD	(CAD, EUR)	(CAD, JPY)	(CAD, GBP)	(CAD, CHF)	(CAD, NOK)	(CAD, SEK)	(CAD, AUD)	(CAD, NZD)
USD	(USD, EUR)	(USD, JPY)	(USD, GBP)	(USD, CHF)	(USD, NOK)	(USD, SEK)	(USD, AUD)	(USD, NZD)	(USD, CAD)

5. Selecting the Notional Currency Trading Positions

The IncomeFX2 Strategy is used to rebalance the notional currency trading positions replicated by the Strategy Calculation Agent on every Rebalancing Date. The new notional currency trading positions will be selected on the Rebalancing Date from the list of Eligible Currency Pairs set out in Section 4 above and using the methodology set out in this Section 5. On each Rebalancing Date, the Strategy Calculation Agent will determine the Carry-to-Risk Ratio for each Eligible Currency Pair in accordance with the following formula:

where:

CTR[i]	means the Carry-to-Risk Ratio for Eligible Currency Pair i;

R1ij	means the Interest Rate for Currency One of Eligible Currency Pair i,
on Rebalancing Date j;

R2[i]j	means the Interest Rate for Currency Two of Eligible Currency Pair i,
on Rebalancing Date j; and

σij	means the Annualized Eligible Currency Pair Risk for Eligible Currency
Pair i, as of Rebalancing Date j.

After determining the Carry-to-Risk Ratio for each Eligible Currency Pair, the Strategy Calculation Agent will rank the Eligible Currency Pairs in descending order from the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio to the Eligible Currency Pair with the lowest absolute Carry-to-Risk Ratio. It will select the pair with the highest absolute Carry-to-Risk Ratio as one of the four (4) Relevant Eligible Currency Pairs and then apply the Diversification Rule to select the next three (3) Eligible Currency Pairs.

Diversification Rule:

On such Rebalancing Date j, after selecting the Eligible Currency Pair with the highest absolute Carry-to-Risk Ratio, the Strategy Calculation Agent will select the Eligible Currency Pair with the next highest absolute Carry-to-Risk Ratio to be a Relevant Eligible Currency Pair; provided, however that:

     (a)    Currency One of that Eligible Currency Pair may not be a Long Currency if Currency One is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j;

     (b)    Currency One of that Eligible Currency Pair may not be a Short Currency if Currency One is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j;

     (c)    Currency Two of that Eligible Currency Pair may not be a Long Currency if Currency Two is a Long Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j; and

     (d)    Currency Two of that Eligible Currency Pair may not be a Short Currency if Currency Two is a Short Currency in one of the previously selected Relevant Eligible Currency Pairs on such Rebalancing Date j.

     The Strategy Calculation Agent will repeat this selection process until four (4) Relevant Eligible Currency Pairs have been chosen, subject to the provisions set forth in the section entitled in “Extraordinary Events”.

On the Rebalancing Date, The Strategy Calculation Agent will replicate notional currency trading positions in the four (4) Relevant Eligible Currency Pairs. IncomeFX2 Strategy will be deemed to take a long position in the Long Currency and a short position in the Short Currency of each of the Relevant Eligible Currency Pairs.

6. Rebalancing Methodology

As mentioned above, the IncomeFX2 Strategy seeks to achieve a Target Carry per annum and may employ leverage in an attempt to meet this target. The amount of leverage (the “Leverage”) is limited to a maximum of one hundred and fifty per cent (150%), and so there can be no assurance that the IncomeFX2 Strategy will in fact achieve the Target Carry per annum. On a Rebalancing Date, the Strategy Calculation Agent will determine the amount of Leverage that will be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of such Rebalancing Date in accordance with the following formula:

where:

Leveragej	means the amount of leverage, expressed as a percentage, to be applied to the notional currency trading positions in the Relevant Eligible Currency Pairs as of Rebalancing Date j;

Target Carry	means eight per cent (8%) per annum; and

means the equally weighted average absolute Carry per annum of the Relevant Eligible Currency Pairs,

where:

	R1[i]j	means the Interest Rate for Currency One of Relevant Eligible Currency Pair i on Rebalancing Date j; and

	R2[i]j	means the Interest Rate for Currency Two of Relevant Eligible Currency Pair i on Rebalancing Date j.

7. Weighting

As mentioned above, the IncomeFX2 Strategy employs an equally weighted construction methodology. It should be noted, however, that the actual weight of each of the Relevant Eligible Currency Pairs may fluctuate during any Calculation Period due the movement in the FX Rates for each such Relevant Eligible Currency Pair. The weights may also fluctuate due to movements in the Interest Rates for each of the Relevant Eligible Currency Pairs.

8. IncomeFX2 Strategy Value

Subject to the occurrence or existence of Market Disruption Events, the IncomeFX2 Strategy Value will be calculated and published on each Business Day during a Calculation Period and will be available at Bloomberg page IFXJ2MUS. This should be considered the official source for the IncomeFX2 Strategy Value and a value obtained from any other source (electronic or otherwise) must be considered unofficial.

The IncomeFX2 Strategy Value is calculated in USD in accordance with the following formula:

where:

BasketValuejk	means the IncomeFX2 Strategy Value on Business Day k in Calculation
Period j;

BasketValuej	means the IncomeFX2 Strategy Value on Rebalancing Date j in
Calculation Period j;

Leveragej	means the amount of Leverage applied to the notional currency trading positions in the Relevant Eligible Currency Pairs on
Rebalancing Date j in Calculation Period j;

Returnijk	means the return, adjusted for the FX Rate, for Relevant Eligible
Currency Pair i on Business Day k in Calculation Period j determined in accordance with the following formula:

where:

FX1ijk	means the FX Rate for Currency One of Relevant
Eligible Currency Pair i on Business Day k in
Calculation Period j;

FX1ij	means the FX Rate for Currency One of Relevant
Eligible Currency Pair i on Rebalancing Date j in
Calculation Period j;

R1ij	means the Interest Rate for the Currency One of
Relevant Eligible Currency Pair i on Rebalancing
Date j in Calculation Period j;

D1ijk	means the Interpolated Interest Rate for Currency
One of Relevant Eligible Currency Pair i on
Business Day k of Calculation Period j

FX 2ijk	means the FX Rate for Currency Two of Relevant
Eligible Currency Pair i on Business Day k in
Calculation Period j;

FX 2ij	means the FX Rate for Currency Two of Relevant
Eligible Currency Pair i on the Rebalancing Date in
Calculation Period j; and

R 2ij	means the Interest Rate for Currency Two of
Relevant Eligible Currency Pair i on Rebalancing
Date j in Calculation Period j;

	D2ijk	means the Interpolated Interest Rate for Currency
Two of Relevant Eligible Currency Pair i on
Business Day k in Calculation Period j;

	Daycountj,(j+1)	means the daycount fraction determined on the
basis of “actual/360” where the numerator
represents the actual number of calendar days
from (and including) Rebalancing Value Date j
through to (but excluding) Rebalancing Value
Date j+1; and

	Daycountjk,(j+1)	means the daycount fraction determined on the
basis of “actual/360” where the numerator
represents the actual number of calendar days
from (and including) Business Value Date k in
Calculation Period j through to (but excluding)
the Rebalancing Value Date j+1;

Factorij	means (a) +1, if the Carry-to-Risk Ratio determined by the Calculation
Agent for Relevant Eligible Currency Pair i on the Rebalancing Date j
was positive, or (b) –1, if the Carry-to-Risk Ratio determined by the
Calculation Agent for Relevant Eligible Currency Pair i on
Rebalancing Date j was negative;

A	means an adjustment of one per cent (1%) per annum; and

Daycountj,jk	means the daycount fraction determined on the basis of “actual/360”
where the numerator represents the actual number of calendar days from (but excluding) Rebalancing Value Date j through to (and including) Business Value Date k in Calculation Period j.

In addition to the Carry that the IncomeFX2 Strategy earns from the difference between the Interest Rates for Currency One and Currency Two of each Relevant Eligible Currency Pair, the IncomeFX2 Strategy Value may also benefit from capital growth (or appreciation of the currency in which the IncomeFX2 Strategy has replicated a long position as against the currency in which the IncomeFX2 Strategy has replicated a short position). The currency in which the IncomeFX2 Strategy has replicated a long position may, however, depreciate against the currency in which the IncomeFX2 Strategy has replicated a short position. In such circumstances, the IncomeFX2 Strategy Value will reflect a capital loss.

The IncomeFX2 Strategy Value is subject to an adjustment of one per cent (1%) per annum. This adjustment will be calculated daily on an Actual/360 basis and deducted from the IncomeFX2 Strategy Value each Business Day.

9. Market Disruption

If any Business Day is a Disrupted Day, the Strategy Calculation Agent may, but is not obliged to calculate and publish its good faith estimate of the IncomeFX2 Strategy Value. Any such estimated value may be subject to correction once the relevant Market Disruption Event ceases. Any such correction will be published on Bloomberg page IFXJ2MUS as soon as reasonably practicable.

10. Extraordinary Events

The lawful currency of any country included in the list of Eligible Currency Pairs is deemed to include the lawful successor currency (“Successor Currency”) of that country. If a country lawfully eliminates, converts, redenominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange shall be deemed replaced by such Successor Currency.

To the extent that any such elimination, conversion, redenomination or exchange results in Currency One and Currency Two of any Eligible Currency Pair being the same or results in one Eligible Currency Pair being the same as another Eligible Currency Pair, then the Eligible Currency Pair(s) affected by such elimination, conversion, redenomination or exchange (as determined by the Strategy Calculation Agent) shall be removed from the list of Eligible Currency Pairs in Section 4 of this document on a date selected by the Strategy Calculation Agent acting in good faith, and from such date the list of Eligible Currency Pairs shall consist of the remaining Eligible Currency Pairs only. If the remaining Eligible Currency Pairs number four (4) or less, then the composition of the IncomeFX2 Strategy will become static and there will be no further rebalancings.

11. Corrections

If any FX Rate or Interest Rate published by the relevant recognised financial information source selected by the Strategy Calculation Agent acting in good faith and used in any calculation or determination herein is subsequently corrected, or the Strategy Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the IncomeFX2 Strategy, the Strategy Calculation Agent may, if Strategy Calculation Agent determines, acting in good faith, that such error, omission or correction (as the case may be) is material and it is practicable, adjust or correct the relevant calculation or determination to take into account such correction.

12. Responsibility

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Strategy Calculation Agent will resolve such ambiguities in a reasonable manner and, if necessary, amend these Rules to reflect such resolution.

Neither the Strategy Calculation Agent nor any or its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the IncomeFX2 Strategy or publication of the IncomeFX2 Strategy Value (or failure to publish such value) and any use which any person may put the IncomeFX2 Strategy or the IncomeFX2 Strategy Value. All determinations in respect of the IncomeFX2 Strategy shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Strategy Calculation Agent in respect of the IncomeFX2 Strategy, neither the Strategy Calculation Agent or any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

13. Miscellaneous

Except where expressly stated otherwise herein, any determination required to be made or action required to be taken in respect of the IncomeFX2 Strategy on a day that is not a Business Day, shall be made or taken (as the case may be) on the next following Business Day.

Definitions

Terms not otherwise defined herein, shall have the following meanings:

“Annualized Eligible	means, in respect of an Eligible Currency Pair, the standard
Currency Pair Risk”	deviation of the natural logarithms of the daily returns of such
Eligible Currency Pair, calculated over the twelve (12) calendar months immediately preceding a Rebalancing Date, as
determined by the Strategy Calculation Agent in accordance
with the following formula:

where:

	StDev	means, the standard deviation;

	ln	means, the natural logarithm;

	Rt	means, an amount determined by the Strategy
Calculation Agent equal to (a) the FX Rate for Currency
One of the applicable Eligible Currency Pair on day t
divided by (b) the FX Rate for Currency Two of the
applicable Eligible Currency Pair on day t; and

	Rt-1	means, an amount determined by the Strategy
Calculation Agent equal to (a) the FX Rate for Currency
One of the applicable Eligible Currency Pair on day t-1,
divided by, (b) the FX Rate for Currency Two of the
applicable Eligible Currency Pair on day t-1.

	N	means the number of Business Days in the twelve (12)
calendar months immediately preceding a Rebalancing
Date.

“AUD”	means the lawful currency of the Commonwealth of Australia.

“Business Day”	means each day (other than a Saturday or a Sunday) on which
(a) commercial banks in London are open generally for
business (including for dealings in foreign exchange and
foreign currency deposits) and (b) TARGET (the trans-European
Automated Real-time Gross settlement Express Transfer
system) is open.

“Business Value Date k”	means, in respect of the Return and an Eligible Currency
Pair, the date that is two (2) week days after Business Day k in
Calculation Period j, unless such date is not a New York
Business Day in which case the next following New York
Business Day.

“CAD”	means the lawful currency of Canada.

“Carry”	means, in respect of an Eligible Currency Pair, the difference between the Interest Rate for Eligible Currency One and the
Interest Rate for Eligible Currency Two.

“CHF”	means the lawful currency of Switzerland.

“Disrupted Day”	means the occurrence or existence of a Market Disruption
Event in respect of a Relevant Eligible Currency Pair on any
Business Day during a Calculation Period.

“EC Treaty”	means the Treaty establishing the European Community
(signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992)
and as amended by the Treaty of Amsterdam (signed in
Amsterdam October 2, 1997), as further amended from time to
time.

“EUR or Euro”	each mean the lawful currency of the member states of the
European Union that adopt the single currency in accordance
with the EC Treaty.

“FX Disruption Event”:	means

(a) an event in relation to Currency One or Currency Two of
an Eligible Currency Pair (as the case may be, the “Relevant
Currency”) which has the effect of preventing, restricting or delaying the Strategy Calculation Agent from:

(i) converting the Relevant Currency into USD through customary legal channels; or

(ii) converting the Relevant Currency into USD at a rate at
least as favourable as the rate for domestic institutions located in the country whose lawful currency is the Relevant Currency
(the “Relevant Country”); or

(iii) delivering the Relevant Currency from accounts inside the Relevant Country to accounts outside the Relevant Country; or

(iv) delivering the Relevant Currency between accounts inside the Relevant Country or to a party that is a non-resident of the Relevant Country; or

(b) the imposition by Relevant Country (or any political or
regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the
Strategy Calculation Agent determines in good faith is likely materially to affect its ability to obtain a reliable spot
exchange rate from a recognised financial source; or

(c) the implementation by the Relevant Country (or any
political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the
laws or regulations relating to foreign investment in the
Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate
ownership), which the Strategy Calculation Agent determines
are likely to materially affect the Strategy Calculation Agent’s ability to obtain a reliable spot exchange rate from a
recognised financial information source.

“FX Rate”

means (a) in respect of the Return for Relevant Eligible Currency
Pair i on Rebalancing Date j or Business Day k (as applicable) in
Calculation Period j (for purposes of this definition each a “Relevant
Date”), and (b) in respect of the Annualized Eligible Currency Risk, an Eligible Currency Pair and any Business Day, the spot
exchange rate determined by the Strategy Calculation Agent from the ECB Fixes specified in Appendix Two hereto to convert one
(1) USD into Currency One or Currency Two (as the case may be)
of Relevant Eligible Currency Pair i on such date, provided that, if the relevant rate(s) are not published on the relevant Bloomberg page specified in Appendix Two hereto (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate) in Appendix
Two, the “FX Rate” shall be the rate determined by the Strategy
Calculation Agent acting in good faith and a commercially
reasonable manner.

“GBP”	means the lawful currency of the United Kingdom.

“Inconvertibility Event”	means any event that affects the convertibility of Currency One or Currency Two (as the case may be) of Eligible Currency
Pair i in USD on any date and at the relevant time that the
Strategy Calculation Agent calculates the Return for such Eligible
Currency Pair.

“Interest Rate”

means in respect of Currency One or Currency Two of an Eligible
Currency Pair, the rate that appears on the Bloomberg page set forth in the table set out in Appendix One (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate) provided that, in the event that such rate does not, for any reason, appear on the relevant Bloomberg page (or such other replacement page)
on the relevant day at the relevant time, the “Interest Rate” shall be the rate determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner.

“Interpolated Interest Rate”

means in respect of the Return for a Relevant Eligible Currency
Pair i on Business Day k in Calculation Period j, the rate for the period from (but excluding) Business Value Date k, to (and including) Rebalancing Value Date j+1 for Currency One or
Currency Two of such Eligible Currency Pair (as applicable), as determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner using generally
accepted market practices for such calculation.

“JPY”	means the lawful currency of Japan.

“Long Currency”	means, in respect of an Eligible Currency Pair or a Relevant
Eligible Currency Pair, the Currency One if the Carry-to-Risk
Ratio of the relevant pair is positive or the Currency Two if the
Carry-to-Risk of the relevant pair is negative.

“Market Disruption Event”	means, on any Business Day, the occurrence or existence of an Inconvertibility Event or FX Disruption Event that the Strategy Calculation Agent determines is material or a Price Source Disruption.

“New York Business Day”	means, in respect of a Rebalancing Value Date, each day
(other than a Saturday or a Sunday) on which (a) commercial
banks in New York are open generally for business (including for dealings in foreign exchange and foreign currency deposits).

“NOK”	means the lawful currency of the Kingdom of Norway.

“NZD”	means the lawful currency of New Zealand.

“Price Source Disruption”	means, in respect of an FX Rate or Interest Rate, that it is impossible or practically difficult after using commercially reasonable efforts for the Strategy Calculation Agent to
obtain a reliable quote for the relevant spot exchange rate
or interest rate (as the case may be).

“Rebalancing Date”	the first Business Day of each calendar month.

“Rebalancing Value Date”	means, in respect of the Return and an Eligible Currency
Pair, the date that is two (2) week days after the Rebalancing
Date, unless such date is not a New York Business Day in which case the next following New York Business Day.

“Relevant Eligible	means, in respect of any Rebalancing Date j, the Eligible
Currency Pair”	Currency Pair with the Highest Carry-to-Risk Ratio and each of the three (3) additional Eligible Currency Pairs selected
pursuant to the Diversification Rule.

“SEK”	means the lawful currency of the Kingdom of Sweden.

“Target Carry”	means eight (8%) per cent per annum.

“Short Currency”	means, in respect of an Eligible Currency Pair or a Relevant
Eligible Currency Pair, the Currency One if the Carry-to-Risk
Ratio of the relevant pair is negative and Currency Two if the
Carry-to-Risk of the relevant pair is positive.

“USD”	means the lawful currency of the United States.

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Appendix One

Interest Rates

Currency	Interest Rate	Bloomberg Page

EUR	1 month EURIBOR	EUR001M Index
JPY	1 month JPY LIBOR	JY0001M Index
GBP	1 month GBP LIBOR	BP0001M Index
CHF	1 month CHF LIBOR	SF0001M Index
NOK	1 month NIBOR	NIBOR1M Index
SEK	1 month STIBOR	STIB1M Index
AUD	1 month AUD LIBOR	AU0001M Index
NZD	1 month NZD LIBOR	NZ0001M Index
CAD	1 month CAD LIBOR	CD0001M Index
USD	1 month USD LIBOR	US0001M Index

Appendix Two

FX Rates

ECB Fixes for the foreign exchange rate versus EUR as published by Bloomberg

ECB Fix
Currency	Bloomberg Page

JPY	EUCFJPY Index
GBP	EUCFGBP Index
CHF	EUCFCHF Index
NOK	EUCFNOK Index
SEK	EUCFSEK Index
AUD	EUCFAUD Index
NZD	EUCFNZD Index
CAD	EUCFCAD Index
USD	EUCFUSD Index

Risk Factors

The following list of risk factors does not purport to be a complete enumeration or explanation of all the risks associated with the IncomeFX2 Strategy.

Lack of Operating History

The IncomeFX2 Strategy is only recently established and therefore has no history to evaluate its likely performance. Any back-testing or similar analysis performed by any person in respect of the IncomeFX2 Strategy must be considered illustrative only and may be based on estimates or assumptions not used by the Strategy Calculation Agent when determining the IncomeFX2 Strategy Value.

Past performance should not be considered indicative of future performance.

Currency Carry Trading Investment Strategy

The IncomeFX2 Strategy is based on a currency trading idea that is generally known as “positive carry”, and therefore seeks to capitalize on the Carry that might be earned from notional trading positions in the Eligible Currency Pairs over one calendar month.

There are no assurances that the IncomeFX2 Strategy will achieve its Target Carry or that the notional trading positions chosen by the IncomeFX2 Strategy will result in capital appreciation. Furthermore, no assurance can be given that the investment strategy on which the IncomeFX2 Strategy is based will be successful or that IncomeFX2 Strategy will outperform any alternative strategy that might be employed in respect of the Eligible Currency Pairs.

FX Rate and IncomeFX2 Strategy Value

Exchange rates can be volatile and move dramatically over short periods of time. Whilst the IncomeFX2 Strategy restricts the currency pairs in which it takes notional trading positions to G10 currencies, there can be no assurance that these currencies will not be subject to substantial volatility. Profits earned by the IncomeFX2 Strategy from the Carry for any Eligible Currency Pair may therefore be reduced or eliminated entirely due to movements in the FX Rate for such currency pair. Such movements may even result in a substantial loss.

In addition, the IncomeFX2 Strategy Value is calculated and published in USD. Accordingly, movements in the foreign exchange rate for the Currency One or Currency Two (as the case may be) of each Relevant Eligible Currency Pair and USD will also have an impact on the IncomeFX2 Strategy Value. It should be noted that since foreign exchange rates are unpredictable, such movements could well have a material adverse impact on the IncomeFX2 Strategy Value.

Leverage

The IncomeFX2 Strategy seeks to earn a Target Carry of eight per cent (8%) per annum. While the use of Leverage by the IncomeFX2 Strategy presents opportunities for increasing the return from any notional currency trading position in a Relevant Eligible Currency Pair, it increases the potential risk of loss as well. Any event which adversely affects the value of a notional currency trading position in any Relevant Eligible Currency Pair will be magnified to the extent the IncomeFX2 Strategy is leveraged. The combination of foreign exchange rate volatility (as discussed above) and Leverage can further increase the risk of a loss.

Interest Rate Fluctuations

The IncomeFX2 Strategy takes positions in G10 currencies based on the Carry observed for the Eligible Currency Pairs. Carry is the amount of money earned from borrowing in a currency with a low interest rate and investing in a currency with a high interest rate. Like foreign exchange rates, interest rates can be volatile and may move in directions not anticipated. Fluctuations in Interest Rates for the Relevant Eligible Currency Pairs will affect the Return earned by the IncomeFX2 Strategy from the notional currency trading positions in such pairs and may result in losses. There can be no assurance that the IncomeFX2 Strategy will earn the Target Carry of eight per cent (8%) per annum, that the notional currency trading positions chosen by IncomeFX2 Strategy will appreciate or that the IncomeFX2 Strategy will outperform any alternative strategy.

Extraordinary Events

It should be noted that if a country lawfully eliminates, converts, redenominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange shall be deemed replaced by such Successor Currency and this may result in the number of Eligible Currency Pairs being reduced. If the number of Eligible Currency Pairs are reduced to four (4) or less, then the composition of the IncomeFX2 Strategy will become static and there will be no further rebalancings. This may have a negative impact upon the performance of the IncomeFX2 Strategy.

Potential Conflicts of Interest

Potential conflicts of interest may exist in the structure and operation of the strategy and the course of the normal business activities of JPMorgan or any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents of their normal business activities. Please refer to the disclaimer below for more information.

The foregoing list of risk factors is not intended to be exhaustive. All persons should seek such advice as they consider necessary from their professional advisors, legal, tax or otherwise, without reliance on the Strategy Calculation Agent or any of its affiliates, subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents.

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Notices, Disclaimers and Conflicts

These Rules have been prepared solely for informational purposes and nothing herein constitutes an offer to buy or sell any securities, participate in any transaction or adopt any investment strategy or as legal, tax regulatory or accounting advice. These Rules may change at any time without prior notice.

Neither the Strategy Calculation Agent nor any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) make any representation or warranty, whatsoever, express or implied, as to the results that may be obtained through the use of this document or the IncomeFX2 Strategy. Each Relevant Person hereby expressly disclaims all warranties of accuracy, completeness, merchantability, or fitness for a particular purpose with respect to any information contained in this document and no Relevant Person shall have any liability (direct or indirect, special, punitive consequential or otherwise) to any person even if notified of the possibility of any such damages.

The Strategy Calculation Agent is under no obligation to continue the calculation, publication and dissemination of the IncomeFX2 Strategy or the IncomeFX2 Strategy Value.

During the course of their normal business, the Strategy Calculation Agent or any of the other Relevant Persons may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the IncomeFX2 Strategy and/or any of the Eligible Currency Pairs. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the IncomeFX2 Strategy or any of the Eligible Currency Pairs, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the IncomeFX2 Strategy Value but all persons reading this document should be aware that a conflict of interest could arise where anyone is acting in more than one capacity, and such conflict may have an impact, positive or negative on the IncomeFX2 Strategy Value. Neither the Strategy Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to anyone with exposure to the IncomeFX2 Strategy.

It should be noted that the Rules have been developed with the possibility of Strategy Calculation Agent or any of the other Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the IncomeFX2 Strategy and the hedging such transactions or investments in any manner that they see fit. Accordingly it should be assumed that these Rules have and will be analyzed from this point of view.

As mentioned above, it should be noted that the IncomeFX2 Strategy is described as a taking notional currency trading positions in the Eligible Currency Pairs because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The IncomeFX2 Strategy merely identifies certain hypothetical currency trading positions, the performance of which will be used as a reference point for the purposes of calculating the IncomeFX2 Strategy Value.

No one may reproduce or disseminate the information contained in this document or the IncomeFX2 Strategy Value without the prior written consent of the Strategy Calculation Agent. This document is not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with the laws of England.

Copyright JPMorgan Chase & Co. 2007. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (“MAS”). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer. In the UK and other EEA countries, this commentary is not available for distribution to persons regarded as private customers (or equivalent) in their home jurisdiction.

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ADDENDUM B

The material in this Addendum B has been provided by J.P. Morgan Securities Ltd. We make no representations and can give no assurances regarding the results provided by the strategy.

The JPMorgan IncomeEM Strategy
(USD)

Strategy Rules

August, 2007

© All Rights Reserved

1. Introduction

This document comprises the Rules of the JPMorgan IncomeEM Strategy (USD) (the “IncomeEM Strategy”). The Rules may be amended from time to time without notice but will be available from J.P. Morgan Securities Limited (“JPMSL”) upon request. A change will in general only be made where it is required to update these Rules or to address an error, omission or ambiguity.

This document is published by JPMSL of 125 London Wall, London EC2Y 5AJ, UK in its capacity as Strategy Calculation Agent.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE RISK FACTORS, DISCLAIMERS AND CONFLICTS SECTIONS BELOW AND CONSIDER THE INFORMATION CONTAINED IN THIS DOCUMENT IN LIGHT OF SUCH RISK FACTORS, DISCLAIMERS AND CONFLICTS.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY SECURITIES, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

2. General Notes on the IncomeEM Strategy

The IncomeEM Strategy is based on a currency trading idea that is generally known as “positive carry”. This trading idea seeks to capitalize on the Carry that can be earned from buying currencies of countries with high interest rates and simultaneously selling currencies of countries with low interest rates. The IncomeEM Strategy implements this idea by replicating notional trading positions in the Eligible Currency Pairs. The IncomeEM Strategy seeks to target carry and also offers the potential for capital growth. It employs leverage to maintain a stable level of volatility. No assurance can be given that the investment strategy on which the IncomeEM Strategy is based will be successful or that IncomeEM Strategy will outperform any alternative strategy that might be employed in respect of the Eligible Currency Pairs.

The Strategy Calculation Agent uses the IncomeEM Strategy to replicate notional currency trading positions in the Eligible Currency Pairs. These notional currency trading positions are rebalanced on each Rebalancing Date. On each Rebalancing Date the Strategy Calculation Agent will determine the Carry-to-Risk Ratio for long or short positions in each of the Eligible Currency Pairs and rank them in descending order from the Eligible Currency Pair Positions with the highest Carry-to-Risk Ratio to the Eligible Currency Pair Positions with the lowest Carry-to-Risk Ratio. The Strategy Calculation Agent will then replicate notional currency trading positions in the five (5) Eligible Currency Pairs with the highest Carry-to-Risk Ratios with effect from the relevant Rebalancing Calculation Date.

Subject to the occurrence or existence of Market Disruption Events, the value of the relevant notional currency trading positions (the “IncomeEM Strategy Value”) will be published on each Business Day during the period from (and including) one Rebalancing Date to (but excluding) the next following Rebalancing Date (each such period a “Calculation Period”) and publish such value at Bloomberg ticker IFXJEMUS <Index> or such other source as is identified by the Strategy Calculation Agent. This should be considered the official source for the IncomeEM Strategy Value and a value obtained from any other source (electronic or otherwise) must be considered unofficial. The IncomeEM Strategy Value is calculated in USD in accordance with the methodology set out in Section 9 below.

The initial IncomeEM Strategy Value was calculated using the methodology set out in section 9 below and was first published on 15 May 2007 with an initial level of 100.

It should be noted that the IncomeEM Strategy is described as replicating notional currency trading positions in the Eligible Currency Pairs because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The IncomeEM Strategy merely references certain hypothetical currency trading positions, the performance of which will be used as a reference point for the purposes of calculating the IncomeEM Strategy Value.

3. Strategy Calculation Agent

JPMSL or any affiliate or subsidiary designated by it will act as calculation agent (the “Strategy Calculation Agent”) for the IncomeEM Strategy. The Strategy Calculation Agent’s determinations in respect of the IncomeEM Strategy and interpretation of these Rules shall be final. Please refer to the statement of Responsibility below for further information.

4. The Eligible Currency Pairs

The Eligible Currency Pairs are:

Eligible Currency Pairs

Currency One/EM Currency	Currency Two

ARS	USD
BRL	USD
CLP	USD
CNY	USD
COP	USD
CZK	USD
HKD	USD
HUF	USD
INR	USD
ILS	USD
SGD	USD
SKK	USD
MXN	USD
PHP	USD
PLN	USD
RUB	USD
KRW	USD
ZAR	USD
TWD	USD
TRY	USD

Eligible Currency Pairs may be excluded from the list of Eligible Currency Pairs if they are removed from the Emerging Local Markets Index Plus (Bloomberg ticker JPPUELM <Index>) (“ELMI+”). Exclusion of any Eligible Currency Pair from the list of Eligible Currency Pairs shall be effective as of the Rebalancing Calculation Date immediately following the effective date of the removal of such Eligible Currency Pair from ELMI+. New currency pairs will not be added to the list of Eligible Currency Pairs.

5. Data Sourcing

To calculate the IncomeEM Strategy Value, the Strategy Calculation Agent first sources bid and offer one month FX Rates and one month Forward Points for the Eligible Currency Pairs, together with the relevant USD LIBOR Interest Rates for a Designated Maturity of one month. Such data is obtained by the Strategy Calculation Agent from various leading market data providers in accordance with provisions as further set out in Appendix I. for each Business Day. Due to the unavailability of historical data from such sources, data for “back-testing” for the IncomeEM Strategy Value up to and including 15 June, 2007 is data otherwise sourced by the JPMorgan Global Bond Index Group and used for the computation of indices including ELMI+. This data can be accessed via JPMorgan’s website www.morganmarkets.com. The FX Rates, Forward Rate and Forward Points for each Eligible Currency Pair is quoted in accordance with standard market convention and represents the cost of one U.S. Dollar in units of the EM Currency of each Eligible Currency Pair.

For each Business Day the data is processed to compute the bid and offer one month implied interest rates for the Eligible Currency Pairs, according to the formula:

where:

, where, in respect of Eligible Currency Pair I on the relevant Business Day, 1Mi is the one month forward date and SDi is the spot date for such Eligible Currency Pair I.

side means the offer or the bid, as the case may be. For the avoidance of doubt, the offer relates to the side of the bid-offer spread at which a market maker would sell USD and the bid relates to the side of the bid-offer price at which a market maker would buy USD.

ORsidei means, in respect of Eligible Currency Pair I on the relevant Business Day, the one month Forward Rate in respect of the relevant side computed as follows: ORsidei = Ssidei + Fsidei, where Fsidei means the one month Forward Points and Ssidei means the FX Rate in respect of the relevant side.

IR$ means the USD LIBOR Interest Rate for a Designated Maturity of one month on the relevant Business Day, or if such day is not a London Business Day, the immediately preceding London Business Day.

6. Selecting the Notional Currency Trading Positions

The IncomeEM Strategy reflects the performance of the notional currency trading positions replicated by the Strategy Calculation Agent on each Rebalancing Date. The notional currency trading positions will be selected on the Rebalancing Date from the list of Eligible Currency Pairs set out in Section 4 above and using the methodology set out in this Section 6.

On each Rebalancing Date, the Strategy Calculation Agent will determine the Carry-to-Risk Ratio for each Eligible Currency Pair, for each side (bid and offer) as of the Rebalancing Calculation Date in accordance with the following formula:

where:

CTRsideik	means the Carry-to-Risk Ratio for the relevant side of the Eligible
Currency Pair i on the Rebalancing Calculation Date k;

IRsideik	means the implied interest rate for the relevant side for the EM
Currency of Eligible Currency Pair i, on the Rebalancing Calculation
Date k computed as set out in Section 5;

IR$k	means the USD LIBOR Interest Rate on the Rebalancing Calculation
Date k, or if such day is not a London Business Day, the immediately preceding London Business Day;

σik	means the Annualized Eligible Currency Pair Risk in respect of Eligible
Currency Pair i, as of Rebalancing Calculation Date k; and

εside	means +1 where the relevant side is the bid and -1 where the relevant side is the offer.

After determining the Carry-to-Risk Ratio for each side of each Eligible Currency Pair, the Strategy Calculation Agent will rank the long or short positions in the EM Currency of each Eligible Currency Pair versus USD (each an “Eligible Currency Pair Position”) in descending order from the

Eligible Currency Pair Position with the highest Carry-to-Risk Ratio to the Eligible Currency Pair Position with the lowest Carry-to-Risk Ratio. The Strategy Calculation Agent will synthetically replicate notional buy or sell currency trading positions in the five (5) Eligible Currency Pairs with the highest Carry-to-Risk Position Ratios (the “Relevant Eligible Currency Pairs” currencies mk1, mk2,...,mk5 and such notional trading positions, the “Qualifying Notional Currency Trading Positions”). If a Relevant Eligible Currency Pair is selected for a Carry-to-Risk Ratio for the bid side, then the IncomeEM Strategy will be deemed to take a long position in Currency One and a short position in Currency Two on the Rebalancing Date. Conversely, if a Relevant Eligible Currency Pair is selected for a Carry-to-Risk Ratio for the offer side, then the IncomeEM Strategy will be deemed to take a long position in Currency Two and a short position in Currency One on the Rebalancing Date.

7. Rebalancing Methodology

a) Rebalancing Dates

On each Rebalancing Date, the Strategy Calculation Agent will compute the performance of the previous Qualifying Notional Currency Trading Positions and compute the new Qualifying Notional Currency Trading Positions based on the calculations set out in Section 6. The new composition of the Qualifying Notional Currency Trading Positions is determined by the five highest ranked - in terms of Carry-to-Risk Ratio - Eligible Currency Pairs, at the Rebalancing Calculation Date.

b) Rebalancing Weights

IncomeEM Strategy seeks to target Carry and also offers the potential for capital growth. It employs leverage to maintain a stable level of volatility. The amount of leverage (the “Leverage”) is limited to a maximum of three hundred (300) per cent., and there can be no assurance that the IncomeEM Strategy will in fact achieve the Target Volatility per annum. The Target Volatility will only be achieved if future volatility is equal to the average annualised historic volatility of the Relevant Eligible Currency Pairs. Moreover, the Target Volatility is of necessity based on historic volatility which may not remain the case for future time periods.

On a Rebalancing Calculation Date, the Strategy Calculation Agent will determine the amount of Leverage that will be applied to the Qualifying Notional Currency Trading Positions in the Relevant Eligible Currency Pairs as of such Rebalancing Date in accordance with the following formula:

where:

Leveragek	means the amount of leverage, expressed as a percentage, to be applied to the Qualifying Notional Currency Trading Positions in the
Relevant Eligible Currency Pairs as of Calculation Period k;

Target Volatility	means ten (10) per cent. per annum; and

AVolk	means the annualised volatility of the Relevant Eligible Currency Pairs as of the Calculation Period k, calculated in accordance with the following formula:

where:	mk1, mk2,...,mk5 are the five (5) Relevant Eligible Currency Pairs in Calculation Period k.

σkmki means the Annualized Eligible Currency Pair Risk for the ith Relevant Eligible Currency Pair chosen on Rebalancing Date k (pair mki);

ρkmki,mkj is the correlation between the immediately preceding 62 log returns for the Relevant Review Period of the one month mid Forward Rates for the Relevant Eligible Currency Pairs mki and mkj chosen on the Rebalancing Date k, and wmki means -1/5 where the ith Relevant Eligible Currency Pair is selected for the offer side and +1/5 where the ith Relevant Eligible Currency Pair is selected for the bid side on Rebalancing Date for the Period k and, for the avoidance of doubt, a weight of +1/5 means a long position in the EM Currency of the Relevant Eligible Currency Pair is assumed in the Qualifying Notional Currency Trading Positions and a weight of -1/5 means a short position in the EM Currency of the Relevant Eligible Currency Pair is assumed in the notional currency trading position.

8. Weighting

The IncomeEM Strategy synthetically replicates equally weighted Qualifying Notional Currency Trading Positions in the Relevant Eligible Currency Pairs. Therefore on each Rebalancing Date, the amount of Leverage determined on such date will be allocated equally amongst each of the Relevant Eligible Currency Pairs.

Although the IncomeEM Strategy employs an equally weighted construction methodology it should be noted, however, that the actual weight of each of the Relevant Eligible Currency Pairs may fluctuate during any Calculation Period as a result of the movement in the FX Rates for each such Relevant Eligible Currency Pair. The weights may also fluctuate due to movements in the implied interest rate for each EM Currency of the Relevant Eligible Currency Pairs or the USD LIBOR Interest Rate.

9. IncomeEM Strategy Value

Subject to the occurrence or existence of Market Disruption Events, the IncomeEM Strategy Value will be calculated and published on each Business Day during a Calculation Period and will be available at Bloomberg ticker IFXJEMUS <Index> or such other source as is identified by the Strategy Calculation Agent. This should be considered the official source for the IncomeEM Strategy Value and a value obtained from any other source (electronic or otherwise) must be considered unofficial.

On any Business Day n, the IncomeEM Strategy Value is calculated in USD in accordance with the following formula:

where:

BasketValuekn	means the IncomeEM Strategy Value on Business Day n in Calculation
Period k;

BasketValuek	means the IncomeEM Strategy Value on Rebalancing Date k in Calculation Period k;

Leveragek	means the amount of Leverage applied to the Qualifying Notional Trading Positions in the Relevant Eligible Currency Pairs on Rebalancing Date k in Calculation Period k;

Returnmkikn

means the return, adjusted for the FX Rate, for the ith Relevant Eligible Currency Pair on Business Day n in Calculation Period k determined in accordance with the following formulae:

(a) in respect of any Business Day from, and including, the Business Day immediately following the immediately preceding Rebalancing Date to, but excluding, the immediately following Rebalancing Date:

and

(b) in respect of the immediately following Rebalancing Date:

Sside,mkik	means the FX Rate for the selected side of the ith Relevant Eligible Currency Pair on Rebalancing Date k in Calculation Period k;

SOppSide,mkikn	means the FX Rate for opposite side of the ith Relevant Eligible Currency Pair on Business Day n in Calculation Period k;

IRkside,mki	means the implied one month interest rate
(calculated in accordance with the formula set out
in Section 5) for the selected side of the EM
Currency in the ith Relevant Eligible Currency Pair
on the Rebalancing Date k in Calculation Period k;

IRknOppSide,mki	means the Interpolated Interest Rate for the side
opposite the selected side of the EM Currency in
the ith Relevant Eligible Currency Pair on Business
Day n in Calculation Period k as determined by
the Strategy Calculation Agent in good faith.

IR$k	means the USD LIBOR Interest Rate on the London
Business Day on or before the Rebalancing Date k
in Calculation Period k;

IR$kn	means the Interpolated Interest Rate for USD on
the Business Day n (or if, for the purposes of
calculations prior to 15th June 2007) that is not a
London Business Day, then the preceding Business
Day which is a London Business Day) in
Calculation Period k as determined by the
Strategy Calculation Agent in good faith;

Factorik	means (a) +1, if a long position in the EM Currency
of the ith Relevant Eligible Currency Pair is
assumed on the Rebalancing Date k, or (b) –1, if a
short position in the EM Currency is assumed,

A	means an adjustment of one (1) per cent. per
annum;

Daycountmkik,(k+1)	means the daycount fraction determined on the
basis of “actual/360” where the numerator
represents the actual number of calendar days
from (but excluding) the spot date for the ith
Relevant Eligible Currency Pair on the kth
Rebalancing Date through to (and including) the
spot date for the same Eligible Currency Pair on
the (k+1)th Rebalancing Date.

Daycountmkikn,(k+1)	means the daycount fraction determined on the
basis of “actual/360” where the numerator
represents the actual number of calendar days
from (but excluding) the spot date for the ith
Relevant Eligible Currency Pair on the nth Business
Day of the kth Calculation Period through to (and
including) the spot date for the same Eligible
Currency Pair on the (k+1)th Rebalancing Date.

9.2 Potential Capital Growth

In addition to the Carry that the IncomeEM Strategy earns from the difference between the implied interest rate for the EM Currency and the USD LIBOR Interest Rate for each Relevant Eligible Currency Pair, the IncomeEM Strategy Value may also benefit from capital growth (or appreciation of the currency/currencies in which the IncomeEM Strategy has replicated a long position against USD, or depreciation of the currency/currencies in which the IncomeEM Strategy has replicated a long position against USD). However, the currency/currencies in which the IncomeEM Strategy has replicated a long position may depreciate against USD, or the currency/currencies in which the IncomeEM Strategy has replicated a short position may appreciate against USD. In such circumstances, the IncomeEM Strategy Value will reflect a capital loss.

9.3 Deduction of adjustment:

The IncomeEM Strategy Value is subject to an adjustment of one (1) per cent. per annum. This adjustment will be calculated daily on an Actual/360 basis and deducted from the IncomeEM Strategy Value each Business Day.

10.	Market Disruption

10.1 Eligible Currency Pairs

If, on any Rebalancing Calculation Date, there is a Market Disruption Event existing in respect of any Eligible Currency Pair (the “Disrupted Currency Pair”), such Disrupted Currency Pair shall not be an Eligible Currency Pair for such Rebalancing Calculation Date and shall be excluded from the determinations in respect of Carry-to-Risk Ratios for such Rebalancing Calculation Date. If, on any Rebalancing Date, there is a Market Disruption Event existing in respect of any of the Relevant Eligible Currency Pairs chosen on the immediately previous Rebalancing Calculation Date such pairs shall be replaced by the pairs with the next highest Carry-to-Risk Ratios on such Rebalancing Calculation Date with immediate effect.

10.2 Relevant Eligible Currency Pairs

If, on any Rebalancing Date (for the purposes of this sub-section 10.2, the “Scheduled Rebalancing Date”), there is a Market Disruption Event existing in respect of any Relevant Eligible Currency Pair as of the immediately preceding Rebalancing Date (a “Disrupted Previous Currency Pair”), any such Disrupted Previous Currency Pair shall not be rebalanced on the Scheduled Rebalancing Date. The remaining Relevant Eligible Currency Pairs only (the “Undisrupted Previous Currency Pairs”) shall be rebalanced.

Each of the Undisrupted Previous Currency Pairs shall be rebalanced on the Scheduled Rebalancing Date with new notional currency trading positions in the Relevant Eligible Currency Pairs with the highest Carry-to-Risk Ratios. The Rebalancing Date for the Disrupted Previous Currency Pairs shall be the first succeeding Business Day that is not a Disrupted Day, unless each of the ten (10) Business Days immediately following the Scheduled Rebalancing Date is a Disrupted Day. In that case, the eleventh (11th) Business Day shall be deemed to be the Rebalancing Date in respect of the Disrupted Previous Currency Pairs, notwithstanding the fact that such day is a Disrupted Day and the Strategy Calculation Agent shall determine its good faith estimate of the IncomeEM Strategy Value using the relevant Disruption Fallback, if available or, if the relevant Disruption Fallback is not available, using its own good faith estimate of the FX Rate relevant for such Disrupted Currency Pair.

If any Business Day is a Disrupted Day, the Strategy Calculation Agent may, but is not obliged to calculate and publish its good faith estimate of the IncomeEM Strategy Value. Any such estimated value may be subject to correction once the relevant Market Disruption Event ceases. Any such correction will be published on Bloomberg ticker IFXJEMUS <Index> or such other source as identified by the Strategy Calculation Agent as soon as reasonably practicable.

11. Extraordinary Events

The lawful currency of any country included in the list of Eligible Currency Pairs is deemed to include the lawful successor currency (“Successor Currency”) of that country. If a country lawfully eliminates, converts, redenominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange shall be deemed replaced by such Successor Currency.

To the extent that any such elimination, conversion, redenomination or exchange results in Currency One and Currency Two of any Eligible Currency Pair being the same or results in one Eligible Currency Pair being the same as another Eligible Currency Pair, then the Eligible Currency Pair(s) affected by such elimination, conversion, redenomination or exchange (as determined by the Strategy Calculation Agent) shall be removed from the list of Eligible Currency Pairs in Section 4 of this document on a date selected by the Strategy Calculation Agent acting in good faith, and from such date the list of Eligible Currency Pairs shall consist of the remaining Eligible Currency Pairs only. If the remaining Eligible Currency Pairs number five (5) or less, then the composition of the IncomeEM Strategy will become static and there will be no further rebalancings. Smaller re-weightings may occur, however, due to changes in the Eligible Currency Pair levels, changes in the direction of the positions and changes in leverage. Should the number of Relevant Eligible Currency Pairs fall below five, the total leverage will be applied across the remaining Relevant Eligible Currency Pairs.

12. Corrections

If any FX Rate or USD LIBOR Interest Rate published by the relevant recognised financial information source selected by the Strategy Calculation Agent acting in good faith and used in any calculation or determination herein is subsequently corrected, or the Strategy Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the IncomeEM Strategy, the Strategy Calculation Agent may, if the Strategy Calculation Agent determines, acting in good faith, that such error, omission or correction (as the case may be) is material and it is practicable, adjust or correct the relevant calculation or determination to take into account such correction.

13. Responsibility

Whilst these Rules are intended to be comprehensive, ambiguities may arise. In such circumstances the Strategy Calculation Agent will resolve such ambiguities in a reasonable manner and, if necessary, amend these Rules to reflect such resolution.

Neither the Strategy Calculation Agent nor any or its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of the IncomeEM Strategy or publication of the IncomeEM Strategy Value (or failure to publish such value) and any use which any person may put the IncomeEM Strategy or the IncomeEM Strategy Value. All determinations in respect of the IncomeEM Strategy shall be final, conclusive and binding and no person shall be entitled to make any claim against any of the Relevant Persons in respect thereof. Once a determination or calculation is made or action taken by the Strategy Calculation Agent in respect of the IncomeEM Strategy, neither the Strategy Calculation Agent or any other Relevant Person shall be under any obligation to revise any determination or calculation made or action taken for any reason.

14. Miscellaneous

Except where expressly stated otherwise herein, any determination required to be made or action required to be taken in respect of the IncomeEM Strategy on a day that is not a Business Day, shall be made or taken (as the case may be) on the next following Business Day.

Definitions

Terms not otherwise defined herein, shall have the following meanings:

“Annualized Eligible Currency Pair Risk”	means, in respect of an Eligible Currency Pair i,
the standard deviation of the natural logarithms
of the daily returns of such Eligible Currency Pair,
calculated over the Relevant Review Period, as
determined by the Strategy Calculation Agent in
accordance with the following formula:

where:

	kcalculate	means the Rebalancing Calculation Date for Calculation Period k.

	ln	means, the natural logarithm;

means each daily return of an Eligible Currency Pair I at time t means, the one month Forward Rate for the Eligible Currency Pair i;

	N	means 62;

“Anticipated Rebalancing Date”	means, the 15th day of each calendar month, or
if such 15th day will not, as anticipated on the
Rebalancing Date prior to such Anticipated
Rebalancing Date, be a Business Day, a London
Business Day and an EM Business Day, then the
next day (as anticipated on the Rebalancing Date
prior to such Anticipated Rebalancing Date) which
is a Business Day, a London Business Day and an
EM Business Day;

“ARS”	means the lawful currency of Argentina;

“BRL”	means the lawful currency of the Brazil;

“Business Day”	means, (i) in respect of 15th June 2007 and
thereafter, each day which is scheduled to be a
London Business Day and a New York Business
Day, (ii) for dates prior to 15th June 2007, for the
purposes of backtesting, each New York Business
Day;

“CLP”	means the lawful currency of Chile;

“Carry”	means, in respect of an Eligible Currency Pair, the
difference between the implied interest rate for
Eligible Currency One and the USD Interest Rate
(being the interest rate for Eligible Currency Two).

“Carry to Risk Ratio”	has the meaning set out in the formula in Section 6;

“CNY”	means the lawful currency of China;

“COP”	means the lawful currency of Columbia;

“Currency One”	means, in respect of each Eligible Currency Pair,
the currency set out in the first column of the
table in Section 4 above;

“Currency Two”	means, in respect of each Eligible Currency Pair,
the currency set out in the second column of the
table in Section 4 above;

“CZK”	means the lawful currency of the Czech Republic;

“Disrupted Day”	means the occurrence or existence of an
Unscheduled Holiday, or a Market Disruption
Event in respect of a Relevant Eligible Currency
Pair on any Business Day during a Calculation
Period;

“Disruption Fallback”	means, in relation to a Disrupted Previous
Currency Pair and a Rebalancing Date, the
alternative source to be used for the relevant FX
Rate for such Disrupted Previous Currency Pair as
set out below:

Eligible Currency Pairs

Currency One/EM Currency	Disruption Fallbacks

ARS	EMTA ARS Indicative Survey Rate
BRL	EMTA BRL Industry Survey Rate,
EMTA BRL Indicative Survey Rate
CLP	EMTA CLP Indicative Survey Rate
CNY	SFEMC CNY Indicative Survey Rate
COP	EMTA COP Indicative Survey Rate
CZK	Strategy Calculation Agent*
HKD	Strategy Calculation Agent*
HUF	Strategy Calculation Agent*
INR	SFEMC INR Indicative Survey Rate
ILS	Strategy Calculation Agent*
SGD	Strategy Calculation Agent*
SKK	Strategy Calculation Agent*
MXN	Strategy Calculation Agent*
PHP	SFEMC PHP Indicative Survey Rate
PLN	Strategy Calculation Agent*
RUB	EMTA RUB Indicative Survey Rate
KRW	SFEMC KRW Indicative Survey Rate
ZAR	Strategy Calculation Agent*
TWD	SFEMC TWD Indicative Survey Rate
TRY	Strategy Calculation Agent*

*As determined by the Strategy Calculation Agent acting in good faith and in a commercially reasonable manner.

“Disrupted Day”	means the occurrence or existence of an
Unscheduled Holiday or a Market Disruption
Event in respect of a Relevant Eligible Currency
Pair on any Business Day during a Calculation
Period;

“Eligible Currency Pair(s)”	means the currency pair(s) set out in Section 4;

“EM Business Day”	means each day (other than a Saturday or a
Sunday) on which commercial banks in the
principal financial centre for each EM Currency
are open generally for business (including for
dealings in foreign exchange and foreign currency
deposits);

“EM Currency”	means each Currency One;

“Forward Points”	means, on any Business Day, the difference
between the Forward Rate of the Eligible
Currency Pair and the FX Rate on such Business
Day;

“Forward Rate”	means in respect of an Eligible Currency Pair,
forward foreign exchange rate as determined in
accordance with Appendix 1;

“Fully Convertible	means an Eligible Currency Pair whose Currency
Currency Pair”	One is fully convertible into USD (being CZK, HKD,
HUF, ILS, MXN, SGD, SKK, PLN, TRY and ZAR).

“FX Disruption Event”	means, in relation to Currency One of an Eligible
Currency Pair, any disruption to the relevant
foreign exchange market(s) (which is not an
Inconvertibility Event) which in the material
opinion of the Strategy Calculation Agent is
material (as the case may be, the “Relevant Currency”):

(a)	the imposition by the country whose lawful currency is the Relevant Currency (the “Relevant Country”) (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the Strategy Calculation Agent determines in good faith is likely materially to affect its ability to obtain a reliable spot exchange rate from a recognised financial source; or

(b)	the implementation by the Relevant Country (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the Strategy Calculation Agent determines are likely to materially affect the Strategy Calculation Agent’s ability to obtain a reliable spot exchange rate from a recognised financial information source;

“FX Rate”

means (a) in respect of the returns for Relevant Eligible Currency Pair i on Rebalancing Date j or Business Day k (as applicable) in Calculation Period j (for purposes of this definition each a “Relevant Date”), and (b) in respect of the Annualized Eligible Currency Risk, an Eligible Currency Pair and any Business Day, the spot exchange rate determined by the Strategy Calculation Agent from the sources specified in Appendix 1 hereto to convert one (1) USD into Currency One of Relevant Eligible Currency Pair i on such date, provided that, if the relevant rate(s) are not published on the relevant Bloomberg page specified in Appendix 1 hereto (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that rate) in Appendix 1, the “FX Rate” shall be the rate determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner;

“HKD” “HUF” “ILS”	means the lawful currency of Hong Kong; means the lawful currency of Hungary; means the lawful currency of Israel;

“Inconvertibility Event”

means any event that affects the convertibility of Currency One of any Fully Convertible Currency Pair (the “Relevant Currency”) into USD on any date and at the relevant time that the Strategy Calculation Agent calculates the return for such Eligible Currency Pair, including, but not limited to:

	(a)	the imposition by the country whose lawful currency is the Relevant Currency (the “Relevant Country”) (or any political or regulatory authority thereof) of any capital controls, or the publication of any notice of an intention to do so, which the Strategy Calculation Agent determines in good faith is likely to affect adversely the ability of participants in the foreign exchange markets in relation to:

		(i)	converting the Relevant Currency into USD through customary legal channels;

		(ii)	converting the Relevant Currency into USD at a rate at least as favourable as the rate for domestic institutions located in the country whose lawful currency is the Relevant Currency (the “Relevant Country”);

		(iii)	delivering the Relevant Currency from accounts inside the Relevant Country to accounts outside the Relevant Country;

or

(iv) delivering the Relevant Currency between accounts inside the Relevant Country or to a party that is a non-resident of the Relevant Country;

(b) the implementation by the Relevant Currency (or any political or regulatory authority thereof) or the publication of any notice of an intention to implement any changes to the laws or regulations relating to foreign investment in the Relevant Country (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership);

“INR”	means the lawful currency of India;

“Interpolated Interest Rate”	means in respect of the return for a Relevant Eligible Currency Pair i on Business Day k in Calculation Period j, the rate for the period from (but excluding) the value date corresponding to Business Date k, to (and including) the value date corresponding to Rebalancing Date j+1 for Currency One or Currency Two of such Eligible Currency Pair (as applicable), as determined by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner using generally accepted market practices for suchcalculation;

“KRW”	means the lawful currency of South Korea;

“London Business Day”	means each day (other than a Saturday or a
Sunday) on which commercial banks in London
are open generally for business (including for
dealings in foreign exchange and foreign currency
deposits);

“Market Disruption Event”	means, on any Business Day, the occurrence or
existence of any of (i) an Inconvertibility Event in
respect of any Relevant Eligible Currency Pair that
is a Fully Convertible Currency Pair, (ii) a Price
Source Disruption or (iii) an FX Disruption Event
that the Strategy Calculation Agent determines is
material;

“MXN”	means the lawful currency of Mexico.

“New York Business Day”	means each day (other than a Saturday or a
Sunday) on which (a) commercial banks in New
York are open generally for business (including
for dealings in foreign exchange and foreign
currency deposits); and (b) the ELMI+ Index
Sponsor calculates and publishes a level for the
ELMI+ Index;

“PHP”	means the lawful currency of the Philippines;

“PLN”	means the lawful currency of Poland;

“Price Source Disruption”	means, in respect of an FX Rate or any data
required to determine the implied interest rate in
Section 5, that it is impossible or commercially
impracticable after using commercially reasonable
efforts for the Strategy Calculation Agent to
obtain a reliable quote for the relevant FX Rate or
data required to determine the implied interest
rate in Section 5 (as the case may be);

“Qualifying Notional Currency
Trading Positions”	has the meaning set out in Section 6;

“Rebalancing Calculation Date”	means, in respect of each Rebalancing Date the
London Business Day falling three (3) London
Business Days prior to the relevant Anticipated
Rebalancing Date, or if such day is not a Business
Day, the Business Day immediately preceding this
date;

“Rebalancing Date”	means, in respect of each month, the Anticipated
Rebalancing Date, or if such Anticipated
Rebalancing Date is not in fact a Business Day, a
London Business Day and an EM Business Day the
next day which is a Business Day, a London
Business Day and an EM Business Day;

“Relevant Eligible Currency Pair”	has the meaning set out in Section 6;

“Relevant Review Period”	means, (i) in the event that the Rebalancing
Calculation Date is a Business Day, then the 61
Business Days prior to that Rebalancing
Calculation Date and that Rebalancing Calculation
Date (ii) in the event that the Rebalancing
Calculation Date is not a Business Day, then the 62
Business Days prior to that Rebalancing
Calculation Date;

“RUB”	means the lawful currency of Russia;

“SGD”	means the lawful currency of Singapore;

“SKK”	means the lawful currency of Slovakia;

“Target Volatility”	means ten (10) per cent. per annum;

“TRY”	means the lawful currency of Turkey;

“TWD”	means the lawful currency of Taiwan;

“Unscheduled Holiday”	means, in respect of Currency One or Currency Two of an Eligible Currency Pair (the Relevant Currency), a day which is not a Business Day for that currency and the market was not aware of such fact (by means of public announcement or by reference to other publicly available information) until a time later than 9,00 a.m. local time in the Principal Financial Centre(s) of the Reference Currency, two Business Days prior to such day;

“USD”	means the lawful currency of the United States;

“USD LIBOR Interest Rate”

means in respect of any Business Day, USD-LIBOR-BBA quoted on that Business Day for a period (i) whose Designated Maturity is as specified at the time and (ii) commencing on a Reset Date which is two London Business Days following such relevant Business Day (all as defined in the 2006 ISDA Definitions);

“ZAR”	means the lawful currency of South Africa.

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Appendix I
Sourcing of FX Rates and FX Forward Rates for Eligible Currency Pairs

On each Business Day, the Strategy Calculation Agent shall determine the bid and offer FX Spot Rate and FX One Month Forward Rate for each Eligible Currency Pair using the sources set out in the table below together.

Eligible Currency Pair (Currency One/ Currency Two)	FX Rate (spot): Reference Page on Reuters	Forward Rate (one month forward): Reference Page on Reuters	Time of Source

CNY/USD	INDF01	INDF01	8:00 AM London Time

HKD/USD	ICHKD1	ICHKD1	8:00 AM London Time

INR/USD	INDF01	INDF01	8:00 AM London Time

KRW/USD	INDF01	INDF01	8:00 AM London Time

PHP/USD	INDF01	INDF01	8:00 AM London Time

SGD/USD	SGD=D2	PYSGD	8:00 AM London Time

THB/USD	THB=D2	PREE	8:00 AM London Time

TWD/USD	INDF01	INDF01	8:00 AM London Time

RUB/USD	EMTA	GFIR	11:00 Moscow Time /
9.30 AM London Time

TRL/USD	TRYTOM10H=D3	CCMTC	10.00 GMT London Time

ARS/USD	SAGE	SAGE	Various

BRL/USD	SAGE	SAGE	Various

CLP/USD	SAGE	SAGE	Various

COP/USD	SAGE	SAGE	Various

MXN/USD	SAGE	SAGE	Various

CZK/USD	ECB37	SAGE	2:15PM Central
European Time /
Various

HUF/USD	ECB37	SAGE	2:15PM Central
European Time /
Various

PLN/USD	ECB37	SAGE	2:15PM Central
European Time /
Various

SKK/USD	ECB37	SAGE	2:15PM Central
European Time /
Various

ILS/USD	SAGE	SAGE	Various

ZAR/USD	ECB37	SAGE	2:15PM Central
European Time /
Various

The Strategy Calculation Agent will obtain the relevant FX Rates and Forward Rates from the above mentioned Reference Pages on Reuters and use them to calculate the IncomeEM Strategy Value. In the absence of any Market Disruption Event in respect of the relevant currency, if any such rate is not available at the Time of Source or in the event of a manifest error in any rate displayed on any such page, the relevant rate shall be determined or corrected by the Strategy Calculation Agent acting in good faith and a commercially reasonable manner.

The above mentioned pages are subject to replacement by other pages on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to those rates, provided that, in the event any rate does not, for any reason, appear on the relevant Reuters Page (or such other replacement page) on the relevant day at the relevant time, the FX Rate or Forward Rate shall be the rate determined by the Strategy Calculation Agent acting in good faith and in a commercially reasonable manner.

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Appendix 2
Risk Factors

The following list of risk factors does not purport to be a complete enumeration or explanation of all the risks associated with the IncomeEM Strategy.

Lack of Operating History

The IncomeEM Strategy is only recently established and therefore has no history to evaluate its likely performance. Any back-testing or similar analysis performed by any person in respect of the IncomeEM Strategy must be considered illustrative only and may be based on estimates or assumptions not used by the Strategy Calculation Agent when determining the IncomeEM Strategy Value.

Past performance should not be considered indicative of future performance.

Currency Carry Trading Investment Strategy

The IncomeEM Strategy is based on a currency trading idea that is generally known as “positive carry”, and therefore seeks to capitalize on the Carry that might be earned from notional trading positions in the Eligible Currency Pairs over one calendar month.

No assurance can be given that the investment strategy on which the IncomeEM Strategy is based will be successful or that IncomeEM Strategy will outperform any alternative strategy that might be employed in respect of the Eligible Currency Pairs.

FX Rate and IncomeEM Strategy Value

Exchange Rates can be volatile and move dramatically over short periods of time. Whilst the IncomeEM Strategy restricts the currency pairs in which it takes notional trading positions to Emerging Market currencies, there can be no assurance that these currencies will not be subject to substantial volatility. Profits earned by the IncomeEM Strategy from the Carry for any Eligible Currency Pair may therefore be reduced or eliminated entirely due to movements in the FX Rate for such currency pair. Such movements may even result in a substantial loss.

In addition, the IncomeEM Strategy Value is calculated and published in USD. Accordingly, movements in the foreign exchange rate for the Currency One or Currency Two (as the case may be) of each Relevant Eligible Currency Pair and USD will also have an impact on the IncomeEM Strategy Value. It should be noted that since foreign exchange rates are unpredictable, such movements could well have a material adverse impact on the IncomeEM Strategy Value.

Leverage

The IncomeEM Strategy seeks to achieve a Target Volatility of ten (10) per cent. per annum. While the use of Leverage by the IncomeEM Strategy presents opportunities for increasing the return from any notional currency trading position in a Relevant Eligible Currency Pair, it increases the potential risk of loss as well. Any event which adversely affects the value of a notional currency trading position in any Relevant Eligible Currency Pair will be magnified to the extent the IncomeEM Strategy is leveraged. The combination of foreign exchange rate volatility (as discussed above) and Leverage can further increase the risk of a loss.

Interest Rate Fluctuations

The IncomeEM Strategy takes positions in Emerging Market currencies based on the Carry observed for the Eligible Currency Pairs. Carry is the amount of money earned from borrowing in a currency with a low interest rate and investing in a currency with a high interest rate. Like foreign exchange rates, interest rates can be volatile and may move in directions not anticipated. Fluctuations in interest rates for the Relevant Eligible Currency Pairs will affect the return earned by the IncomeEM Strategy from the notional currency trading positions in such pairs and may result in losses. There can be no assurance that the IncomeEM Strategy will achieve the Target Volatility of ten (10) per cent. per annum or that the IncomeEM Strategy will outperform any alternative strategy.

Extraordinary Events

It should be noted that if a country lawfully eliminates, converts, redenominates or exchanges its currency for any Successor Currency, then Currency One and/or Currency Two (as the case may be) of the Eligible Currency Pair affected by such elimination, conversion, redenomination or exchange shall be deemed replaced by such Successor Currency and this may result in the number of Eligible Currency Pairs being reduced. If the number of Eligible Currency Pairs are reduced to four (4) or less, then the composition of the IncomeEM Strategy will become static and there will be no further rebalancings. This may have a negative impact upon the performance of the IncomeEM Strategy.

Potential Conflicts of Interest

Potential conflicts of interest may exist in the structure and operation of the strategy and the course of the normal business activities of JPMorgan or any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents of their normal business activities. Please refer to the disclaimer below for more information.

The foregoing list of risk factors is not intended to be exhaustive. All persons should seek such advice as they consider necessary from their professional advisors, legal, tax or otherwise, without reliance on the Strategy Calculation Agent or any of its affiliates, subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents.

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Appendix 3
Notices, Disclaimers and Conflicts

These Rules have been prepared solely for informational purposes and nothing herein constitutes an offer to buy or sell any securities, participate in any transaction or adopt any investment strategy or as legal, tax regulatory or accounting advice. These Rules may change at any time without prior notice.

Neither the Strategy Calculation Agent nor any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents (each a “Relevant Person”) make any representation or warranty, whatsoever, express or implied, as to the results that may be obtained through the use of this document or the IncomeEM Strategy. Each Relevant Person hereby expressly disclaims all warranties of accuracy, completeness, merchantability, or fitness for a particular purpose with respect to any information contained in this document and no Relevant Person shall have any liability (direct or indirect, special, punitive consequential or otherwise) to any person even if notified of the possibility of any such damages.

The Strategy Calculation Agent is under no obligation to continue the calculation, publication and dissemination of the IncomeEM Strategy or the IncomeEM Strategy Value.

During the course of their normal business, the Strategy Calculation Agent or any of the other Relevant Persons may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to the IncomeEM Strategy and/or any of the Eligible Currency Pairs. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to the IncomeEM Strategy or any of the Eligible Currency Pairs, or may invest or engage in transactions with other persons, or on behalf of such persons relating to any of these items. Such activity may or may not have an impact on the IncomeEM Strategy Value but all persons reading this document should be aware that a conflict of interest could arise where anyone is acting in more than one capacity, and such conflict may have an impact, positive or negative on the IncomeEM Strategy Value. Neither the Strategy Calculation Agent nor any other Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct themselves in a manner that is favourable to anyone with exposure to the IncomeEM Strategy.

It should be noted that the Rules have been developed with the possibility of Strategy Calculation Agent or any of the other Relevant Persons entering into or promoting, offering or selling transactions or investments (structured or otherwise) linked to the IncomeEM Strategy and the hedging such transactions or investments in any manner that they see fit. Accordingly it should be assumed that these Rules have and will be analyzed from this point of view.

As mentioned above, it should be noted that the IncomeEM Strategy is described as a taking notional currency trading positions in the Eligible Currency Pairs because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The IncomeEM Strategy merely identifies certain hypothetical currency trading positions, the performance of which will be used as a reference point for the purposes of calculating the IncomeEM Strategy Value.

Disclaimer and potential conflicts of interest in respect of the Emerging Local Markets Index Plus (“ELMI+”) and the JPMorgan Global Bond Index Group (the “JPMGBI”)

The ELMI+ is a widely used benchmark in the international foreign exchange markets and is determined, composed and calculated by JPMorgan Securities Inc. (the “Index Sponsor”) without regard to the IncomeEM Strategy. The JPMorgan Global Bond Index Group manages fixed income indices from external debt to local markets across developed and emerging markets, FX indices and credit derivatives.

Neither the Index Sponsor nor the JPMGBI shall be obliged to take into account the performance of the IncomeEM Strategy when determining, composing or calculating the ELMI+ or other data, as the case may be, and can at any time and in its sole discretion, modify or change the method of calculating the ELMI+ or other data, as the case may be, or cease its calculation, publication or dissemination. Accordingly, actions and omissions of the Index Sponsor and/or the JPMGBI may affect the value of the ELMI+ and/or other data, as the case may be, and consequently, the value of the performance of the IncomeEM Strategy.

Neither the Index Sponsor nor the JPMGBI makes any warranty or representation whatsoever, express or implied as to the results to be obtained from the use of the ELMI+ or other data, as the case may be, or as to the performance and/or the value thereof at any time (past, present or future).

Neither the Index Sponsor nor the JPMGBI (whether as a result of negligence or for any other reason) shall be liable for any error or omission in the calculation of the ELMI+ or other data, as the case may be, or be under any obligation to advise any person of any error therein or to guarantee the performance and/or value of the ELMI+ or other data, as the case may be.

Furthermore, the IncomeEM Strategy is not sponsored, promoted or endorsed by the Index Sponsor or the JPMGBI and neither the Index Sponsor nor the JPMGBI makes any representation or warranty, either express or implied, regarding the IncomeEM Strategy, its performance (present or future) or suitability as an investment. Neither the Index Sponsor nor the JPMGBI shall have any obligation or liability (whether as a result of negligence or for any other reason) in connection with the IncomeEM Strategy, including, without limitation, the administration, marketing or calculation thereof.

No one may reproduce or disseminate the information contained in this document or the IncomeEM Strategy Value without the prior written consent of the Strategy Calculation Agent. This document is not intended for distribution to, or use by any person in, a jurisdiction where such distribution is prohibited by law or regulation.

These Rules shall be governed by and construed in accordance with the laws of England.

ICAP Disclaimer

The data provided here (the “Data”) is not intended to be relied upon as authoritative or taken in substitution for the exercise of judgment. The Data is obtained from sources believed to be reliable and may also be based on opinions, estimates, projections and extrapolations constituting the judgment of ICAP AP (Singapore) Pte Ltd (“ICAP”) as at the time of its preparation and/or date of sending (which shall be subject to change without prior notice). However, ICAP cannot guarantee, and expressly disclaims any liability for, and makes no representations or warranties, whether express or implied, as to the Data’s accuracy, timeliness, completeness or fitness for any particular purpose. ICAP can accept no liability whatsoever for any loss (including, but not limited to any direct, indirect or consequential loss, whether or not such loss is foreseeable and whether or not ICAP has been appraised of the use to which the Data will be put) howsoever arising from the use of the Data, the timeliness of its delivery or its failure to be delivered at all.

Copyright JPMorgan Chase & Co. 2007. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide. J.P. Morgan Securities Inc. is a member of NYSE and SIPC. JPMorgan Chase Bank is a member of FDIC. J.P. Morgan Futures Inc. is a member of the NFA. J.P. Morgan Securities Ltd. and J.P. Morgan plc are authorised by the FSA and members of the LSE. J.P. Morgan Europe Limited is authorised by the FSA. J.P. Morgan Equities Limited is a member of the Johannesburg Securities Exchange and is regulated by the FSB. J.P. Morgan Securities (Asia Pacific) Limited and Jardine Fleming Securities Limited are registered as investment advisers with the Securities & Futures Commission in Hong Kong and their CE numbers are AAJ321 and AAB026 respectively. Jardine Fleming Singapore Securities Pte Ltd is a member of Singapore Exchange Securities Trading Limited and is regulated by the Monetary Authority of Singapore (“MAS”). J.P. Morgan Securities Asia Private Limited is regulated by the MAS and the Financial Supervisory Agency in Japan. J.P.Morgan Australia Limited (ABN 52 002 888 011) is a licensed securities dealer. In the UK and other EEA countries, this commentary is not available for distribution to persons regarded as private customers (or equivalent) in their home jurisdiction.

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